Exhibit 99.1

2021–Q4

SUPPLEMENTAL INFORMATION PACKAGE

Corporate Office Properties Trust

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter Ended December 31, 2021

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Portfolio Data	4
Financial Statements:	**Section II**
Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Funds from Operations	7
Diluted Share and Unit Computations	8
Adjusted Funds from Operations	9
EBITDAre and Adjusted EBITDA	10
Portfolio Information:	**Section III**
Office and Data Center Shell Properties by Segment	11
NOI from Real Estate Operations and Occupancy by Property Grouping	12
Consolidated Real Estate Revenues and NOI by Segment	13
Cash NOI by Segment	14
Same Properties Average Occupancy Rates by Segment	15
Same Properties Period End Occupancy Rates by Segment	15
Same Properties Real Estate Revenues and NOI by Segment	16
Same Properties Cash NOI by Segment	17
Leasing – Office and Data Center Shell Portfolio	18-19
Lease Expiration Analysis	20-21
2022 Core Portfolio Quarterly Lease Expiration Analysis	22
Top 20 Tenants	23
Investing Activity:	**Section IV**
Property Dispositions	24
Summary of Development Projects	25
Development Placed in Service	26
Summary of Land Owned/Controlled	27
Capitalization:	**Section V**
Capitalization Overview	28
Summary of Outstanding Debt	29-30
Debt Analysis	31
Consolidated Real Estate Joint Ventures	32
Unconsolidated Real Estate Joint Ventures	33
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	34-37
Definitions	38-42
Earnings Release:	**i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description
The Company
Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is an S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable, priority missions; we refer to these properties as Defense/IT Locations. We also own a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of December 31, 2021, we derived 88% of our core portfolio annualized rental revenue from Defense/IT Locations and 12% from Regional Office Properties. As of December 31, 2021, our core portfolio of 184 office and data center shell properties, including 19 owned through unconsolidated joint ventures, encompassed 21.6 million square feet and was 94.4% leased. As of the same date, we also owned a wholesale data center with a capacity of 19.25 megawatts that we sold on January 25, 2022.

Management	Investor Relations
Stephen E. Budorick, President + CEO	Stephanie Krewson-Kelly, VP of IR
Todd Hartman, EVP + COO	443.285.5453 // stephanie.kelly@copt.com
Anthony Mifsud, EVP + CFO
Michelle Layne, Manager of IR
443.285.5452 // michelle.layne@copt.com

Corporate Credit Rating
Fitch: BBB- Stable // Moody’s: Baa3 Stable // S&P: BBB- Stable

Disclosure Statement
This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements and we undertake no obligation to update or supplement any forward-looking statements.  The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2020.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email
Bank of America Securities	Jamie Feldman	646-855-5808	james.feldman@bofa.com
BTIG	Tom Catherwood	212-738-6410	tcatherwood@btig.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street	Daniel Ismail	949-640-8780	dismail@greenstreet.com
Jefferies & Co.	Peter Abramowitz	212-336-7241	pabramowitz@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
SMBC Nikko Securities America, Inc.	Rich Anderson	646-521-2351	randerson@smbcnikko-si.com
Truist Securities	Michael Lewis	212-319-5659	michael.r.lewis@truist.com
Wells Fargo Securities	Blaine Heck	443-263-6529	blaine.heck@wellsfargo.com

With the exception of Green Street, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Refinitiv (formerly Thomson’s First Call). Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Page	Three Months Ended					Years Ended
SUMMARY OF RESULTS	Refer.	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Net income (loss)	6	$14,965	$28,794	$43,898	$(6,079)	$83,549	$81,578	$102,878
NOI from real estate operations	13	$90,523	$90,460	$90,780	$89,107	$89,304	$360,870	$341,836
Same Properties NOI	16	$73,691	$76,728	$76,819	$74,369	$75,633	$301,607	$299,830
Same Properties cash NOI	17	$76,866	$77,219	$77,429	$72,664	$76,515	$304,178	$300,539
Adjusted EBITDA	10	$84,681	$83,991	$85,186	$83,338	$82,298	$337,196	$318,931
Diluted AFFO avail. to common share and unit holders	9	$32,823	$53,635	$54,781	$52,387	$56,792	$193,256	$195,317
Dividend per common share	N/A	$0.275	$0.275	$0.275	$0.275	$0.275	$1.10	$1.10

Per share - diluted:
EPS	8	$0.12	$0.24	$0.38	$(0.06)	$0.73	$0.68	$0.87
FFO - Nareit	8	$0.21	$0.56	$0.35	$0.27	$0.53	$1.40	$1.50
FFO - as adjusted for comparability	8	$0.58	$0.57	$0.58	$0.56	$0.56	$2.29	$2.12

Numerators for diluted per share amounts:
Diluted EPS	6	$13,546	$26,933	$42,256	$(6,839)	$81,501	$75,996	$96,970
Diluted FFO available to common share and unit holders	7	$24,344	$63,898	$40,212	$30,997	$60,137	$159,563	$169,728
Diluted FFO available to common share and unit holders, as adjusted for comparability	7	$65,458	$65,179	$65,605	$64,454	$64,188	$260,326	$241,356

Payout ratios:
Diluted FFO	N/A	128.0%	48.8%	77.5%	100.5%	51.8%	78.1%	73.3%
Diluted FFO - as adjusted for comparability	N/A	47.6%	47.8%	47.5%	48.3%	48.6%	47.9%	51.7%
Diluted AFFO	N/A	95.0%	58.1%	56.9%	59.5%	54.9%	64.5%	63.8%

CAPITALIZATION
Total Market Capitalization	28	$5,479,985	$5,251,729	$5,315,385	$5,226,694	$5,062,432
Total Equity Market Capitalization	28	$3,181,699	$3,069,056	$3,184,310	$2,995,090	$2,960,967
Gross debt	29	$2,324,536	$2,208,923	$2,157,325	$2,257,854	$2,127,715
Net debt to adjusted book	31	40.5%	39.4%	39.4%	40.8%	39.1%	N/A	N/A
Adjusted EBITDA fixed charge coverage ratio	31	4.9x	4.8x	4.9x	4.3x	4.1x	4.7x	3.9x
Net debt to in-place adj. EBITDA ratio	31	6.7x	6.3x	6.3x	6.6x	6.2x	N/A	N/A
Pro forma net debt to in-place adjusted EBITDA ratio (1)	31	6.3x	N/A	N/A	N/A	N/A	N/A	N/A
Net debt adjusted for fully-leased development to in-place adj. EBITDA ratio	31	6.2x	5.9x	5.8x	6.3x	5.9x	N/A	N/A
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (1)	31	5.8x	N/A	N/A	N/A	N/A	N/A	N/A
(1)Includes adjustments associated with the sale on 1/25/22 of our wholesale data center and use of resulting proceeds to repay debt.

Corporate Office Properties Trust
Selected Portfolio Data (1)

	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Operating Office and Data Center Shell Properties
# of Properties
Total Portfolio	186	186	184	182	181
Consolidated Portfolio	167	167	165	165	164
Core Portfolio	184	184	182	180	179
Same Properties	159	159	159	159	159

% Occupied
Total Portfolio	92.4%	93.3%	93.2%	93.8%	94.1%
Consolidated Portfolio	91.1%	92.2%	92.0%	92.9%	93.2%
Core Portfolio	92.6%	93.5%	93.4%	94.0%	94.3%
Same Properties	91.3%	92.2%	92.2%	92.6%	92.9%

% Leased
Total Portfolio	94.2%	94.6%	94.1%	94.7%	94.8%
Consolidated Portfolio	93.2%	93.7%	93.0%	93.9%	94.0%
Core Portfolio	94.4%	94.8%	94.3%	94.9%	95.0%
Same Properties	93.4%	93.7%	93.2%	93.6%	93.8%

Square Feet (in thousands)
Total Portfolio	21,710	21,660	21,198	21,006	20,959
Consolidated Portfolio	18,529	18,479	18,016	18,257	18,209
Core Portfolio	21,553	21,503	21,041	20,849	20,802
Same Properties	17,357	17,357	17,357	17,357	17,357

Wholesale Data Center
Megawatts Operational	19.25	19.25	19.25	19.25	19.25
% Leased	86.7%	86.7%	86.7%	86.7%	86.7%

(1)Includes properties owned through unconsolidated real estate joint ventures (see page 33).

Corporate Office Properties Trust
Consolidated Balance Sheets
(in thousands)

	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Assets
Properties, net:
Operating properties, net	$3,090,510	$3,034,365	$2,904,129	$2,908,986	$2,915,016
Development and redevelopment in progress, including land (1)	196,701	151,396	201,421	187,290	172,614
Land held (1)	245,733	227,887	230,114	285,266	274,655
Total properties, net	3,532,944	3,413,648	3,335,664	3,381,542	3,362,285
Property - operating right-of-use assets	38,361	38,854	39,333	39,810	40,570
Property - finance right-of-use assets	2,238	40,077	40,082	40,091	40,425
Assets held for sale, net (2)	192,699	197,285	196,210	199,028	201,820
Cash and cash equivalents	13,262	14,570	17,182	36,139	18,369
Investment in unconsolidated real estate joint ventures	39,889	40,304	40,586	28,934	29,303
Accounts receivable, net	40,752	33,110	39,951	44,916	41,637
Deferred rent receivable	108,926	102,479	99,006	97,222	91,851
Intangible assets on property acquisitions, net	14,567	15,711	16,877	18,048	19,249
Deferred leasing costs, net	65,850	61,939	61,911	56,107	58,177
Investing receivables, net	82,226	75,947	73,073	71,831	68,754
Prepaid expenses and other assets, net	130,738	117,214	92,157	99,280	104,583
Total assets	$4,262,452	$4,151,138	$4,052,032	$4,112,948	$4,077,023
Liabilities and equity
Liabilities:
Debt	$2,272,304	$2,159,732	$2,109,640	$2,207,903	$2,086,918
Accounts payable and accrued expenses	186,202	176,636	127,027	96,465	142,717
Rents received in advance and security deposits	32,262	32,092	30,893	30,922	33,425
Dividends and distributions payable	31,299	31,306	31,302	31,305	31,231
Deferred revenue associated with operating leases	9,341	8,704	9,564	10,221	10,832
Property - operating lease liabilities	29,342	29,630	29,909	30,176	30,746
Interest rate derivatives	3,644	5,562	6,646	7,640	9,522
Other liabilities	14,085	10,691	9,699	15,599	12,490
Total liabilities	2,578,479	2,454,353	2,354,680	2,430,231	2,357,881
Redeemable noncontrolling interests	26,898	26,006	26,040	25,925	25,430
Equity:
COPT’s shareholders’ equity:
Common shares	1,123	1,123	1,123	1,123	1,122
Additional paid-in capital	2,481,539	2,480,412	2,478,416	2,476,807	2,478,906
Cumulative distributions in excess of net income	(856,863)	(839,676)	(835,894)	(847,407)	(809,836)
Accumulated other comprehensive loss	(3,059)	(5,347)	(6,415)	(7,391)	(9,157)
Total COPT’s shareholders’ equity	1,622,740	1,636,512	1,637,230	1,623,132	1,661,035
Noncontrolling interests in subsidiaries:
Common units in the Operating Partnership	21,363	21,568	21,604	21,345	20,465
Other consolidated entities	12,972	12,699	12,478	12,315	12,212
Total noncontrolling interests in subsidiaries	34,335	34,267	34,082	33,660	32,677
Total equity	1,657,075	1,670,779	1,671,312	1,656,792	1,693,712
Total liabilities, redeemable noncontrolling interests and equity	$4,262,452	$4,151,138	$4,052,032	$4,112,948	$4,077,023
(1)Refer to pages 25 and 27 for detail.
(2)Includes our wholesale data center for all periods presented and, as of 9/30/21, an additional property previously removed from service that was sold on 12/30/21.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Revenues
Lease revenue	$141,892	$138,032	$136,454	$137,290	$131,672	$553,668	$509,114
Other property revenue	756	841	765	540	535	2,902	2,600
Construction contract and other service revenues	43,284	28,046	19,988	16,558	24,400	107,876	70,640
Total revenues	185,932	166,919	157,207	154,388	156,607	664,446	582,354
Operating expenses
Property operating expenses	56,459	52,728	50,914	53,276	48,870	213,377	190,796
Depreciation and amortization associated with real estate operations	34,504	33,807	34,732	34,500	33,814	137,543	126,503
Construction contract and other service expenses	42,089	27,089	19,082	15,793	23,563	104,053	67,615
Impairment losses	—	—	—	—	—	—	1,530
General and administrative expenses	6,589	7,269	7,293	6,062	7,897	27,213	25,269
Leasing expenses	2,568	2,073	1,929	2,344	1,993	8,914	7,732
Business development expenses and land carry costs	1,088	1,093	1,372	1,094	999	4,647	4,473
Total operating expenses	143,297	124,059	115,322	113,069	117,136	495,747	423,918
Interest expense	(16,217)	(15,720)	(15,942)	(17,519)	(17,148)	(65,398)	(67,937)
Interest and other income	1,968	1,818	2,228	1,865	3,341	7,879	8,574
Credit loss recoveries (expense)	88	326	(193)	907	772	1,128	933
Gain on sales of real estate	25,879	(32)	40,233	(490)	30,204	65,590	30,209
Gain on sale of investment in unconsolidated real estate joint venture	—	—	—	—	29,416	—	29,416
Loss on early extinguishment of debt	(41,073)	(1,159)	(25,228)	(33,166)	(4,069)	(100,626)	(7,306)
Loss on interest rate derivatives	—	—	—	—	—	—	(53,196)
Income (loss) from continuing operations before equity in income of unconsolidated entities and income taxes	13,280	28,093	42,983	(7,084)	81,987	77,272	99,129
Equity in income of unconsolidated entities	314	297	260	222	453	1,093	1,825
Income tax expense	(42)	(47)	(24)	(32)	(258)	(145)	(353)
Income from continuing operations	13,552	28,343	43,219	(6,894)	82,182	78,220	100,601
Discontinued operations	1,413	451	679	815	1,367	3,358	2,277
Net income (loss)	14,965	28,794	43,898	(6,079)	83,549	81,578	102,878
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership	(181)	(357)	(559)	85	(995)	(1,012)	(1,180)
Preferred units in the Operating Partnership	—	—	—	—	(69)	—	(300)
Other consolidated entities	(1,076)	(1,336)	(938)	(675)	(817)	(4,025)	(4,024)
Net income (loss) attributable to COPT common shareholders	$13,708	$27,101	$42,401	$(6,669)	$81,668	$76,541	$97,374
Amount allocable to share-based compensation awards	(116)	(79)	(125)	(170)	(280)	(417)	(404)
Redeemable noncontrolling interests	(46)	(89)	(20)	—	44	(128)	—
Distributions on dilutive convertible preferred units	—	—	—	—	69	—	—
Numerator for diluted EPS	$13,546	$26,933	$42,256	$(6,839)	$81,501	$75,996	$96,970

Corporate Office Properties Trust
Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Net income (loss)	$14,965	$28,794	$43,898	$(6,079)	$83,549	$81,578	$102,878
Real estate-related depreciation and amortization	36,346	36,611	37,555	37,321	36,653	147,833	138,193
Impairment losses on real estate	—	—	—	—	—	—	1,530
Gain on sales of real estate	(25,879)	32	(40,233)	490	(30,204)	(65,590)	(30,209)
Depreciation and amortization on unconsolidated real estate JVs (1)	526	525	476	454	874	1,981	3,329
Gain on sale of investment in unconsolidated real estate JV	—	—	—	—	(29,416)	—	(29,416)
FFO - per Nareit (2)(3)	25,958	65,962	41,696	32,186	61,456	165,802	186,305
Noncontrolling interests - preferred units in the Operating Partnership	—	—	—	—	(69)	—	(300)
FFO allocable to other noncontrolling interests (4)	(1,458)	(1,696)	(1,302)	(1,027)	(1,091)	(5,483)	(15,705)
Basic FFO allocable to share-based compensation awards	(149)	(313)	(193)	(162)	(272)	(777)	(719)
Basic FFO available to common share and common unit holders (3)	24,351	63,953	40,201	30,997	60,024	159,542	169,581
Dilutive preferred units in the Operating Partnership	—	—	—	—	69	—	—
Redeemable noncontrolling interests	(13)	(68)	11	—	44	(11)	147
Diluted FFO adjustments allocable to share-based compensation awards	6	13	—	—	—	32	—
Diluted FFO available to common share and common unit holders - per Nareit (3)	24,344	63,898	40,212	30,997	60,137	159,563	169,728
Loss on early extinguishment of debt	41,073	1,159	25,228	33,166	4,069	100,626	7,306
Loss on interest rate derivatives	—	—	—	—	—	—	53,196
Loss on interest rate derivatives included in interest expense	221	—	—	—	—	221	—
Demolition costs on redevelopment and nonrecurring improvements	(8)	129	302	—	—	423	63
Dilutive preferred units in the Operating Partnership	—	—	—	—	—	—	300
FFO allocation to other noncontrolling interests resulting from capital event (4)	—	—	—	—	—	—	11,090
Diluted FFO comparability adjustments for redeemable noncontrolling interests	—	—	—	458	—	—	—
Diluted FFO comparability adjustments allocable to share-based compensation awards	(172)	(7)	(137)	(167)	(18)	(507)	(327)
Diluted FFO available to common share and common unit holders, as adjusted for comparability (3)	$65,458	$65,179	$65,605	$64,454	$64,188	$260,326	$241,356

(1)FFO adjustment pertaining to COPT’s share of unconsolidated real estate joint ventures reported on page 33.
(2)See reconciliation on page 34 for components of FFO per Nareit.
(3)Refer to the section entitled “Definitions” for a definition of this measure.
(4)Pertains to noncontrolling interests in consolidated real estate joint ventures reported on page 32.

Corporate Office Properties Trust
Diluted Share and Unit Computations
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
EPS Denominator:
Weighted average common shares - basic	111,990	111,985	111,974	111,888	111,817	111,960	111,788
Dilutive effect of share-based compensation awards	386	375	297	—	320	330	288
Dilutive effect of redeemable noncontrolling interests	124	138	133	—	117	128	—
Dilutive convertible preferred units	—	—	—	—	155	—	—
Weighted average common shares - diluted	112,500	112,498	112,404	111,888	112,409	112,418	112,076
Diluted EPS	$0.12	$0.24	$0.38	$(0.06)	$0.73	$0.68	$0.87

Weighted Average Shares for period ended:
Common shares	111,990	111,985	111,974	111,888	111,817	111,960	111,788
Dilutive effect of share-based compensation awards	386	375	297	261	320	330	288
Common units	1,259	1,262	1,262	1,246	1,239	1,257	1,236
Redeemable noncontrolling interests	124	138	133	—	117	128	123
Dilutive convertible preferred units	—	—	—	—	155	—	—
Denominator for diluted FFO per share	113,759	113,760	113,666	113,395	113,648	113,675	113,435
Redeemable noncontrolling interests	—	—	—	940	—	—	—
Dilutive convertible preferred units	—	—	—	—	—	—	171
Denominator for diluted FFO per share, as adjusted for comparability	113,759	113,760	113,666	114,335	113,648	113,675	113,606
Weighted average common units	(1,259)	(1,262)	(1,262)	(1,246)	(1,239)	(1,257)	(1,236)
Redeemable noncontrolling interests	—	—	—	(940)	—	—	(123)
Anti-dilutive EPS effect of share-based compensation awards	—	—	—	(261)	—	—	—
Dilutive convertible preferred units	—	—	—	—	—	—	(171)
Denominator for diluted EPS	112,500	112,498	112,404	111,888	112,409	112,418	112,076
Diluted FFO per share - Nareit	$0.21	$0.56	$0.35	$0.27	$0.53	$1.40	$1.50
Diluted FFO per share - as adjusted for comparability	$0.58	$0.57	$0.58	$0.56	$0.56	$2.29	$2.12

Corporate Office Properties Trust
Adjusted Funds from Operations
(in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$65,458	$65,179	$65,605	$64,454	$64,188	$260,326	$241,356
Straight line rent adjustments and lease incentive amortization	(3,835)	(1,806)	(1,288)	(3,357)	3,438	(10,286)	4,100
Amortization of intangibles and other assets included in NOI	40	41	41	40	24	162	(162)
Share-based compensation, net of amounts capitalized	2,018	2,048	2,009	1,904	1,751	7,979	6,505
Amortization of deferred financing costs	640	736	811	793	664	2,980	2,539
Amortization of net debt discounts, net of amounts capitalized	615	567	520	542	504	2,244	1,733
Replacement capital expenditures (1)	(32,317)	(13,331)	(13,095)	(12,230)	(13,973)	(70,973)	(60,944)
Other	204	201	178	241	196	824	190
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$32,823	$53,635	$54,781	$52,387	$56,792	$193,256	$195,317

Replacement capital expenditures (1)
Tenant improvements and incentives	$19,724	$8,654	$8,303	$7,139	$9,165	$43,820	$36,342
Building improvements	17,778	7,793	6,771	3,628	7,523	35,970	34,060
Leasing costs	5,863	2,939	2,805	1,129	1,514	12,736	8,432
Net (exclusions from) additions to tenant improvements and incentives	(5,093)	(1,523)	(988)	2,900	(370)	(4,704)	1,042
Excluded building improvements and leasing costs	(5,955)	(4,532)	(3,796)	(2,566)	(3,859)	(16,849)	(18,932)
Replacement capital expenditures	$32,317	$13,331	$13,095	$12,230	$13,973	$70,973	$60,944

(1)Refer to the section entitled “Definitions” for a definition of this measure.

Corporate Office Properties Trust
EBITDAre and Adjusted EBITDA
(in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Net income (loss)	$14,965	$28,794	$43,898	$(6,079)	$83,549	$81,578	$102,878
Interest expense	16,217	15,720	15,942	17,519	17,148	65,398	67,937
Income tax expense	42	47	24	32	258	145	353
Real estate-related depreciation and amortization	36,346	36,611	37,555	37,321	36,653	147,833	138,193
Other depreciation and amortization	622	589	1,045	555	513	2,811	1,837
Impairment losses on real estate	—	—	—	—	—	—	1,530
Gain on sales of real estate	(25,879)	32	(40,233)	490	(30,204)	(65,590)	(30,209)
Gain on sale of investment in unconsolidated real estate JV	—	—	—	—	(29,416)	—	(29,416)
Adjustments from unconsolidated real estate JVs	763	763	711	693	1,306	2,930	5,120
EBITDAre	43,076	82,556	58,942	50,531	79,807	235,105	258,223
Loss on early extinguishment of debt	41,073	1,159	25,228	33,166	4,069	100,626	7,306
Loss on interest rate derivatives	—	—	—	—	—	—	53,196
Net gain on other investments	—	—	(63)	—	(1,218)	(63)	(966)
Credit loss (recoveries) expense	(88)	(326)	193	(907)	(772)	(1,128)	(933)
Business development expenses	628	473	584	548	412	2,233	2,042
Demolition costs on redevelopment and nonrecurring improvements	(8)	129	302	—	—	423	63
Adjusted EBITDA	84,681	83,991	85,186	83,338	82,298	$337,196	$318,931
Pro forma NOI adjustment for property changes within period	—	3,240	(379)	166	1,459
Change in collectability of deferred rental revenue	—	—	—	124	678
Other	1,578	—	—	—	—
In-place adjusted EBITDA	86,259	87,231	84,807	83,628	84,435
Pro forma NOI adjustment for sale of Wholesale Data Center	(3,074)	N/A	N/A	N/A	N/A
Pro forma in-place adjusted EBITDA	$83,185	$87,231	$84,807	$83,628	$84,435

Corporate Office Properties Trust
Office and Data Center Shell Properties by Segment (1) - 12/31/21
(square feet in thousands)

	# of Properties	Operational Square Feet	% Occupied	% Leased
Core Portfolio:
Defense/IT Locations:
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	32	3,926	92.8%	95.1%
Howard County	35	2,851	86.2%	92.4%
Other	23	1,725	89.7%	91.2%
Total Fort Meade/BW Corridor	90	8,502	90.0%	93.4%
Northern Virginia (“NoVA”) Defense/IT	14	2,336	89.5%	90.9%
Lackland AFB (San Antonio, Texas)	8	1,060	100.0%	100.0%
Navy Support	21	1,243	93.9%	93.9%
Redstone Arsenal (Huntsville, Alabama)	17	1,529	90.8%	91.7%
Data Center Shells:
Consolidated Properties	7	1,557	100.0%	100.0%
Unconsolidated JV Properties (2)	19	3,182	100.0%	100.0%
Total Defense/IT Locations	176	19,409	93.2%	95.0%
Regional Office	8	2,144	87.3%	88.9%
Core Portfolio	184	21,553	92.6%	94.4%
Other Properties	2	157	66.2%	66.2%
Total Portfolio	186	21,710	92.4%	94.2%
Consolidated Portfolio	167	18,529	91.1%	93.2%

(1)This presentation sets forth core portfolio data by segment followed by data for the remainder of the portfolio.
(2)See page 33 for additional disclosure regarding our unconsolidated real estate JVs.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping - 12/31/21
(dollars and square feet in thousands)

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Year Ended
Core Portfolio:
Same Properties: (3)
Consolidated properties	148	15,728	90.8%	93.1%	$492,848	87.0%	$72,840	$298,240
Unconsolidated real estate JV	9	1,472	100.0%	100.0%	2,181	0.4%	504	2,010
Total Same Properties in Core Portfolio	157	17,200	91.6%	93.7%	495,029	87.3%	73,344	300,250
Properties Placed in Service (4)	17	2,643	94.8%	95.3%	64,192	11.3%	12,947	41,034
Other unconsolidated JV properties (5)	10	1,710	100.0%	100.0%	2,379	0.4%	573	4,429
Total Core Portfolio	184	21,553	92.6%	94.4%	561,600	99.1%	86,864	345,713
Wholesale Data Center	N/A	N/A	N/A	N/A	N/A	N/A	3,074	13,066
Other	2	157	66.2%	66.2%	5,155	0.9%	585	2,091
Total Portfolio	186	21,710	92.4%	94.2%	$566,755	100.0%	$90,523	$360,870
Consolidated Portfolio	167	18,529	91.1%	93.2%	$562,195	99.2%	$89,444	$356,841

	As of Period End
	# of Office and Data Center Shell Properties	Operational Square Feet	% Occupied (1)	% Leased (1)	Annualized Rental Revenue (2)	% of Core Annualized Rental Revenue (2)	NOI from Real Estate Operations
Property Grouping							Three Months Ended	Year Ended
Core Portfolio:
Defense/IT Locations: (6)
Consolidated properties	157	16,227	91.9%	94.0%	$491,361	87.5%	$78,308	$307,737
Unconsolidated real estate JVs (5)	19	3,182	100.0%	100.0%	4,560	0.8%	1,079	4,029
Total Defense/IT Locations	176	19,409	93.2%	95.0%	495,921	88.3%	79,387	311,766
Regional Office	8	2,144	87.3%	88.9%	65,679	11.7%	7,477	33,947
Total Core Portfolio	184	21,553	92.6%	94.4%	$561,600	100.0%	$86,864	$345,713

(1)Percentages calculated based on operational square feet.
(2)Excludes Annualized Rental Revenue from our wholesale data center of $22.7 million as of 12/31/21. With regard to properties owned through unconsolidated real estate joint ventures, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.
(3)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/20.
(4)Newly developed or redeveloped properties placed in service that were not fully operational by 1/1/20.
(5)Includes data center shell properties in which we sold ownership interests and retained 10% interests through unconsolidated real estate JVs in 2021 and 2020. See page 33 for additional disclosure regarding these JVs.
(6)For two data center shell properties in which we sold a 90% interest and retained a 10% interest through an unconsolidated real estate JV on 6/2/21, the activity associated with these properties prior to the sale is included in consolidated properties and the activity thereafter is included in unconsolidated real estate JVs.

Corporate Office Properties Trust
Consolidated Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Consolidated real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$64,805	$66,029	$64,840	$66,446	$63,733	$262,120	$254,197
NoVA Defense/IT	17,176	15,291	14,712	15,211	14,993	62,390	57,817
Lackland Air Force Base	16,994	14,519	13,688	12,555	13,047	57,756	50,982
Navy Support	8,356	8,558	8,445	8,398	8,403	33,757	32,869
Redstone Arsenal	9,555	9,144	8,775	8,253	7,113	35,727	22,515
Data Center Shells-Consolidated	7,812	6,913	8,070	8,787	8,491	31,582	29,139
Total Defense/IT Locations	124,698	120,454	118,530	119,650	115,780	483,332	447,519
Regional Office	16,199	16,810	16,884	16,677	15,092	66,570	60,627
Wholesale Data Center	8,235	7,717	7,204	7,334	7,421	30,490	27,011
Other	1,751	1,609	1,805	1,503	1,335	6,668	3,568
Consolidated real estate revenues	$150,883	$146,590	$144,423	$145,164	$139,628	$587,060	$538,725

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,625	$43,073	$43,126	$41,775	$42,319	$169,599	$169,165
NoVA Defense/IT	11,352	9,311	9,174	9,335	9,437	39,172	36,496
Lackland Air Force Base	7,774	7,584	6,182	5,681	5,688	27,221	21,927
Navy Support	4,853	5,104	5,218	4,965	5,248	20,140	20,214
Redstone Arsenal	6,462	6,141	5,807	5,699	4,482	24,109	14,396
Data Center Shells:
Consolidated properties	6,242	6,256	7,293	7,705	7,603	27,496	25,944
COPT’s share of unconsolidated real estate JVs	1,079	1,060	973	917	1,761	4,029	6,951
Total Defense/IT Locations	79,387	78,529	77,773	76,077	76,538	311,766	295,093
Regional Office	7,477	8,415	9,042	9,013	8,155	33,947	31,483
Wholesale Data Center	3,074	3,105	3,376	3,511	4,082	13,066	13,468
Other	585	411	589	506	529	2,091	1,792
NOI from real estate operations	$90,523	$90,460	$90,780	$89,107	$89,304	$360,870	$341,836

Corporate Office Properties Trust
Consolidated Cash NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$42,666	$42,301	$42,514	$39,666	$42,430	$167,147	$167,933
NoVA Defense/IT	9,712	9,591	9,600	9,222	9,519	38,125	37,657
Lackland Air Force Base	7,793	6,637	6,122	5,999	6,006	26,551	23,539
Navy Support	4,981	5,381	5,394	4,965	5,376	20,721	20,900
Redstone Arsenal	5,162	5,262	4,890	4,706	4,383	20,020	12,305
Data Center Shells:
Consolidated properties	5,430	5,426	6,261	6,505	6,588	23,622	22,643
COPT’s share of unconsolidated real estate JVs	975	951	871	816	1,668	3,613	6,597
Total Defense/IT Locations	76,719	75,549	75,652	71,879	75,970	299,799	291,574
Regional Office	6,642	7,172	7,684	7,448	8,156	28,946	30,758
Wholesale Data Center	3,122	3,138	3,403	3,545	4,094	13,208	13,432
Other	658	447	659	578	582	2,342	1,830
Cash NOI from real estate operations	87,141	86,306	87,398	83,450	88,802	344,295	337,594
Straight line rent adjustments and lease incentive amortization	2,521	2,148	1,692	4,006	(3,104)	10,367	(3,539)
Amortization of acquired above- and below-market rents	100	99	98	99	99	396	390
Amortization of intangibles and other assets to property operating expenses	(139)	(140)	(139)	(139)	(122)	(557)	(227)
Lease termination fees, net	(893)	853	1,094	1,362	141	2,416	832
Tenant funded landlord assets and lease incentives	1,689	1,085	535	228	3,395	3,537	6,432
Cash NOI adjustments in unconsolidated real estate JVs	104	109	102	101	93	416	354
NOI from real estate operations	$90,523	$90,460	$90,780	$89,107	$89,304	$360,870	$341,836

Corporate Office Properties Trust
Same Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	# of Properties	Operational Square Feet	Three Months Ended					Years Ended
			12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	87	8,187	90.1%	89.6%	90.4%	90.3%	91.2%	90.1%	91.4%
NoVA Defense/IT	13	1,988	87.8%	86.9%	87.7%	87.8%	88.4%	87.6%	86.9%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,243	95.1%	96.7%	96.9%	96.8%	96.9%	96.4%	94.8%
Redstone Arsenal	10	806	93.7%	99.0%	99.2%	99.2%	99.1%	97.8%	99.5%
Data Center Shells:
Consolidated properties	3	594	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	9	1,472	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	150	15,243	92.4%	92.4%	93.0%	92.9%	93.4%	92.7%	93.2%
Regional Office	7	1,957	90.6%	90.8%	92.0%	92.0%	92.1%	91.4%	91.7%
Core Portfolio Same Properties	157	17,200	92.2%	92.2%	92.8%	92.8%	93.3%	92.5%	93.0%
Other Same Properties	2	157	66.2%	66.2%	67.0%	68.4%	68.4%	67.0%	67.5%
Total Same Properties	159	17,357	91.9%	92.0%	92.6%	92.6%	93.0%	92.3%	92.8%

Same Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	# of Properties	Operational Square Feet
			12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	87	8,187	90.1%	90.1%	89.8%	90.3%	91.0%
NoVA Defense/IT	13	1,988	87.7%	86.8%	87.7%	87.6%	88.1%
Lackland Air Force Base	7	953	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	21	1,243	93.9%	96.5%	96.9%	96.9%	97.2%
Redstone Arsenal	10	806	83.7%	98.7%	99.2%	99.2%	98.9%
Data Center Shells:
Consolidated properties	3	594	100.0%	100.0%	100.0%	100.0%	100.0%
Unconsolidated JV properties	9	1,472	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	150	15,243	91.7%	92.6%	92.6%	92.9%	93.3%
Regional Office	7	1,957	90.2%	90.8%	91.3%	92.5%	92.1%
Core Portfolio Same Properties	157	17,200	91.6%	92.4%	92.5%	92.8%	93.2%
Other Same Properties	2	157	66.2%	66.2%	66.2%	68.4%	68.4%
Total Same Properties	159	17,357	91.3%	92.2%	92.2%	92.6%	92.9%

(1)Includes office and data center shell properties stably owned and 100% operational since at least 1/1/20.

Corporate Office Properties Trust
Same Properties Real Estate Revenues and NOI by Segment
(in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Same Properties real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$62,347	$64,643	$63,669	$65,278	$62,912	$255,937	$251,479
NoVA Defense/IT	15,081	15,266	14,713	15,127	14,993	60,187	57,816
Lackland Air Force Base	15,951	13,551	13,420	12,555	13,047	55,477	50,983
Navy Support	8,356	8,558	8,445	8,398	8,403	33,757	32,869
Redstone Arsenal	4,781	4,828	4,785	4,555	4,487	18,949	18,017
Data Center Shells-Consolidated	2,656	2,361	2,366	2,419	2,559	9,802	9,466
Total Defense/IT Locations	109,172	109,207	107,398	108,332	106,401	434,109	420,630
Regional Office	14,470	15,121	15,205	14,995	14,829	59,791	60,364
Other Properties	666	665	652	665	663	2,648	2,790
Same Properties real estate revenues	$124,308	$124,993	$123,255	$123,992	$121,893	$496,548	$483,784

Same Properties NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,588	$42,032	$42,378	$40,975	$41,756	$164,973	$167,328
NoVA Defense/IT	9,667	9,288	9,174	9,251	9,436	37,380	36,496
Lackland Air Force Base	6,769	6,653	5,924	5,682	5,688	25,028	21,927
Navy Support	4,853	5,104	5,218	4,965	5,248	20,140	20,214
Redstone Arsenal	2,963	3,015	2,951	2,912	2,684	11,841	11,091
Data Center Shells:
Consolidated properties	2,059	2,068	2,070	2,066	2,072	8,263	7,890
COPT’s share of unconsolidated real estate JV	504	504	503	499	506	2,010	2,021
Total Defense/IT Locations	66,403	68,664	68,218	66,350	67,390	269,635	266,967
Regional Office	6,941	7,739	8,220	7,715	7,892	30,615	31,220
Other Properties	347	325	381	304	351	1,357	1,643
Same Properties NOI	$73,691	$76,728	$76,819	$74,369	$75,633	$301,607	$299,830

Corporate Office Properties Trust
Same Properties Cash NOI by Segment
(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Same Properties cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,422	$41,706	$42,074	$39,192	$42,069	$164,394	$166,969
NoVA Defense/IT	10,121	9,593	9,599	9,138	9,519	38,451	37,657
Lackland Air Force Base	6,870	6,664	6,133	5,999	6,005	25,666	23,539
Navy Support	4,982	5,381	5,394	4,965	5,376	20,722	20,900
Redstone Arsenal	3,064	3,111	3,054	2,957	2,790	12,186	10,521
Data Center Shells:
Consolidated properties	1,816	1,823	1,778	1,806	1,783	7,223	6,760
COPT’s share of unconsolidated real estate JV	469	465	465	456	460	1,855	1,825
Total Defense/IT Locations	68,744	68,743	68,497	64,513	68,002	270,497	268,171
Regional Office	7,762	8,176	8,540	7,832	8,157	32,310	30,759
Other Properties	360	300	392	319	356	1,371	1,609
Same Properties cash NOI	76,866	77,219	77,429	72,664	76,515	304,178	300,539
Straight line rent adjustments and lease incentive amortization	(2,604)	(1,671)	(2,283)	24	(1,416)	(6,534)	(2,998)
Amortization of acquired above- and below-market rents	100	99	98	99	99	396	390
Amortization of intangibles and other assets to property operating expenses	—	—	—	—	—	—	(69)
Lease termination fees, net	(893)	853	1,094	1,362	141	2,416	834
Tenant funded landlord assets and lease incentives	187	191	441	178	249	997	939
Cash NOI adjustments in unconsolidated real estate JV	35	37	40	42	45	154	195
Same Properties NOI	$73,691	$76,728	$76,819	$74,369	$75,633	$301,607	$299,830
Percentage change in total Same Properties cash NOI (1)	0.5%					1.2%
Percentage change in Defense/IT Locations Same Properties cash NOI (1)	1.1%					0.9%

(1)Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)(2)
Quarter Ended 12/31/21
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	312	56	78	—	446	222	33	701
Expiring Square Feet	331	56	132	121	640	281	33	954
Vacating Square Feet	19	—	55	121	194	59	—	254
Retention Rate (% based upon square feet)	94.3%	100.0%	58.8%	—%	69.6%	79.0%	100.0%	73.4%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$1.95	$4.57	$2.49	$—	$2.37	$7.62	$0.86	$3.97
Weighted Average Lease Term in Years	7.5	3.6	2.9	—	6.2	13.9	1.8	8.5
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$37.76	$36.46	$19.53	$—	$34.41	$34.89	$21.53	$33.96
Expiring Straight-line Rent	$34.93	$35.08	$20.06	$—	$32.35	$36.03	$21.20	$33.00
Change in Straight-line Rent	8.1%	3.9%	(2.6)%	—%	6.4%	(3.1)%	1.6%	2.9%
Cash Rent Per Square Foot
Renewal Cash Rent	$36.15	$35.32	$21.18	$—	$33.43	$33.20	$21.11	$32.78
Expiring Cash Rent	$36.42	$38.50	$20.58	$—	$33.92	$38.36	$22.37	$34.79
Change in Cash Rent	(0.8)%	(8.3)%	2.9%	—%	(1.4)%	(13.5)%	(5.7)%	(5.8)%
Average Escalations Per Year	2.3%	2.5%	2.6%	—%	2.4%	2.3%	4.7%	2.3%
New Leases
Development and Redevelopment Space
Leased Square Feet	—	—	—	263	263	—	—	263
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$—	$—	$—	$7.09	$7.09	$—	$—	$7.09
Weighted Average Lease Term in Years	—	—	—	11.0	11.0	—	—	11.0
Straight-line Rent Per Square Foot	$—	$—	$—	$29.99	$29.99	$—	$—	$29.99
Cash Rent Per Square Foot	$—	$—	$—	$28.99	$28.99	$—	$—	$28.99
Vacant Space
Leased Square Feet	158	11	11	4	185	11	—	196
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$8.49	$13.21	$5.64	$4.49	$8.52	$10.09	$—	$8.61
Weighted Average Lease Term in Years	8.0	5.0	4.2	3.0	7.4	8.4	—	7.5
Straight-line Rent Per Square Foot	$24.33	$36.27	$25.77	$29.00	$25.26	$31.53	$—	$25.62
Cash Rent Per Square Foot	$23.14	$34.50	$26.77	$28.50	$24.19	$30.73	$—	$24.56
Total Square Feet Leased	470	67	89	267	894	233	33	1,160
Average Escalations Per Year	2.9%	2.5%	2.6%	2.5%	2.7%	2.3%	4.7%	2.6%
Average Escalations Excl. Data Center Shells								2.6%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Leasing - Office and Data Center Shell Portfolio (1)(2)
Year Ended 12/31/21
(square feet in thousands)

	Defense/IT Locations
	Ft Meade/BW Corridor	NoVA Defense/IT	Lackland Air Force Base	Navy Support	Redstone Arsenal	Data Center Shells	Total Defense/IT Locations	Regional Office	Other	Total
Renewed Space
Leased Square Feet	899	122	250	269	252	—	1,792	237	40	2,068
Expiring Square Feet	1,224	166	250	353	378	—	2,370	375	43	2,789
Vacating Square Feet	325	44	—	84	125	—	579	138	3	720
Retention Rate (% based upon square feet)	73.4%	73.5%	100.0%	76.1%	66.8%	—%	75.6%	63.2%	92.0%	74.2%
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$3.26	$3.31	$2.00	$1.85	$0.48	$—	$2.48	$7.21	$0.76	$2.99
Weighted Average Lease Term in Years	5.7	4.0	5.0	3.0	1.0	—	4.4	13.1	3.6	5.4
Straight-line Rent Per Square Foot
Renewal Straight-line Rent	$36.20	$33.54	$50.29	$21.45	$23.65	$—	$34.00	$34.81	$22.29	$33.87
Expiring Straight-line Rent	$34.29	$32.08	$44.30	$20.98	$22.93	$—	$31.94	$35.85	$21.11	$32.18
Change in Straight-line Rent	5.5%	4.6%	13.5%	2.3%	3.1%	—%	6.5%	(2.9)%	5.6%	5.2%
Cash Rent Per Square Foot
Renewal Cash Rent	$35.65	$34.36	$48.52	$21.90	$23.65	$—	$33.61	$33.24	$22.03	$33.34
Expiring Cash Rent	$36.25	$36.01	$47.70	$21.92	$23.08	$—	$33.83	$38.07	$22.41	$34.09
Change in Cash Rent	(1.7)%	(4.6)%	1.7%	(0.1)%	2.5%	—%	(0.7)%	(12.7)%	(1.7)%	(2.2)%
Average Escalations Per Year	2.2%	2.5%	3.0%	2.6%	—%	—%	2.4%	2.3%	1.9%	2.3%
New Leases
Development and Redevelopment Space
Leased Square Feet	183	—	—	—	727	265	1,174	3	—	1,178
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$8.91	$—	$—	$—	$6.92	$—	$5.67	$13.83	$—	$5.69
Weighted Average Lease Term in Years	11.8	—	—	—	13.2	15.0	13.4	10.0	—	13.4
Straight-line Rent Per Square Foot	$37.87	$—	$—	$—	$29.01	$31.40	$30.93	$73.66	$—	$31.05
Cash Rent Per Square Foot	$38.00	$—	$—	$—	$27.50	$27.70	$29.18	$68.89	$—	$29.29
Vacant Space
Leased Square Feet	501	63	—	18	9	—	592	24	—	616
Statistics for Completed Leasing:
Per Annum Average Committed Cost per Square Foot	$8.86	$7.89	$—	$5.81	$3.07	$—	$8.58	$9.27	$—	$8.60
Weighted Average Lease Term in Years	8.5	6.7	—	5.9	4.2	—	8.2	9.0	—	8.2
Straight-line Rent Per Square Foot	$26.88	$31.08	$—	$30.92	$26.40	$—	$27.44	$30.48	$—	$27.56
Cash Rent Per Square Foot	$26.13	$30.96	$—	$32.93	$26.15	$—	$26.85	$29.41	$—	$26.95
Total Square Feet Leased	1,583	185	250	286	988	265	3,558	265	40	3,862
Average Escalations Per Year	2.5%	2.5%	3.0%	2.6%	2.5%	2.0%	2.5%	2.3%	1.9%	2.4%
Average Escalations Excl. Data Center Shells										2.5%
(1)Activity excludes owner occupied space, leases with less than a one-year term and expirations associated with space removed from service. Weighted average lease term is based on the lease term defined in the lease assuming no exercise of early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 9 in the period such costs are incurred.
(2)Refer to the section entitled “Definitions” for definitions of certain terms on this schedule.

Corporate Office Properties Trust
Lease Expiration Analysis as of 12/31/21 (1)
(dollars and square feet in thousands, except per square foot amounts)
Office and Data Center Shells

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio
Ft Meade/BW Corridor	978	$32,788	5.8%	$33.58
NoVA Defense/IT	42	1,254	0.2%	30.09
Navy Support	201	5,723	1.0%	28.19
Redstone Arsenal	88	2,119	0.4%	23.98
Regional Office	327	11,136	2.0%	33.87
2022	1,636	53,020	9.4%	32.36
Ft Meade/BW Corridor	1,337	50,328	9.0%	37.62
NoVA Defense/IT	115	3,639	0.6%	31.67
Navy Support	274	7,269	1.3%	26.52
Redstone Arsenal	207	4,775	0.9%	23.04
Regional Office	188	4,599	0.8%	24.45
2023	2,121	70,611	12.6%	33.27
Ft Meade/BW Corridor	1,128	41,808	7.4%	37.04
NoVA Defense/IT	479	17,164	3.1%	35.86
Navy Support	307	7,448	1.3%	24.27
Redstone Arsenal	75	1,861	0.3%	24.69
Data Center Shells-Unconsolidated JV Properties	546	669	0.1%	12.25
Regional Office	78	2,393	0.4%	30.27
2024	2,613	71,343	12.7%	33.60
Ft Meade/BW Corridor	1,727	61,058	10.9%	35.30
NoVA Defense/IT	286	11,889	2.1%	41.56
Lackland Air Force Base	703	39,605	7.1%	56.36
Navy Support	98	1,882	0.3%	19.20
Redstone Arsenal	253	5,364	1.0%	21.07
Data Center Shells-Unconsolidated JV Properties	121	156	—%	12.93
Regional Office	105	3,979	0.7%	37.99
2025	3,293	123,933	22.1%	38.89
Ft Meade/BW Corridor	687	26,651	4.7%	38.79
NoVA Defense/IT	34	1,025	0.2%	30.07
Lackland Air Force Base	250	12,130	2.2%	48.52
Navy Support	119	3,963	0.7%	33.13
Redstone Arsenal	18	402	0.1%	22.91
Data Center Shells-Unconsolidated JV Properties	446	740	0.1%	16.61
Regional Office	235	7,849	1.4%	33.47
2026	1,789	52,760	9.4%	38.03
Thereafter
Consolidated Properties	6,445	186,938	33.4%	28.20
Unconsolidated JV Properties	2,069	2,995	0.5%	14.47
Core Portfolio	19,966	$561,600	100.0%	$32.52

Segment of Lease and Year of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core/Total Annualized Rental Revenue Expiring (3)(4)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot (3)
Core Portfolio	19,966	$561,600	99.1%	$32.52
Other	104	5,155	0.9%	24.10
Total Portfolio	20,070	$566,755	100.0%	$32.47
Consolidated Portfolio	16,888	$562,195
Unconsolidated JV Properties	3,182	$4,560

Note: As of 12/31/21, the weighted average lease term was 5.4 years for the core and total portfolio and 5.3 years for the consolidated portfolio.

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/21 of 373,000 for the core portfolio. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of Annualized Rental Revenue that was allocable to COPT’s ownership interest.
(2)A number of our leases are subject to certain early termination provisions.  The year of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/21 (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. The amounts reported above for Annualized Rental Revenue include the portion of properties owned through unconsolidated real estate joint ventures that was allocable to COPT’s ownership interest.
(4)Amounts reported represent the percentage of our core portfolio for components of such portfolio while other amounts represent the percentage of our total portfolio.

Corporate Office Properties Trust
2022 Core Portfolio Quarterly Lease Expiration Analysis as of 12/31/21 (1)
(dollars and square feet in thousands, except per square foot amounts)
Office and Data Center Shells

Segment of Lease and Quarter of Expiration (2)	Square Footage of Leases Expiring	Annualized Rental Revenue of Expiring Leases (3)	% of Core Annualized Rental Revenue Expiring (3)	Annualized Rental Revenue of Expiring Leases per Occupied Sq. Foot
Core Portfolio
Ft Meade/BW Corridor	237	$6,705	1.2%	$28.31
NoVA Defense/IT	11	262	—%	22.86
Navy Support	71	1,913	0.3%	26.82
Regional Office	182	6,117	1.1%	33.51
Q1 2022	501	14,997	2.6%	29.88
Ft Meade/BW Corridor	171	5,113	0.9%	29.86
NoVA Defense/IT	15	506	0.1%	32.84
Navy Support	20	1,119	0.2%	55.60
Redstone Arsenal	49	1,124	0.2%	23.01
Regional Office	45	1,654	0.3%	36.72
Q2 2022	300	9,516	1.7%	31.65
Ft Meade/BW Corridor	247	9,099	1.6%	36.73
Navy Support	75	1,805	0.3%	24.16
Redstone Arsenal	10	281	0.1%	27.32
Regional Office	20	676	0.1%	33.38
Q3 2022	352	11,861	2.1%	33.60
Ft Meade/BW Corridor	323	11,872	2.1%	36.75
NoVA Defense/IT	15	486	0.1%	32.83
Navy Support	35	886	0.2%	25.56
Redstone Arsenal	29	714	0.1%	24.43
Regional Office	81	2,688	0.5%	33.22
Q4 2022	483	16,646	3.0%	34.49

	1,636	$53,020	9.4%	$32.36

(1)This expiration analysis reflects occupied space of our total portfolio (including consolidated and unconsolidated properties) and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of 12/31/21.
(2)A number of our leases are subject to certain early termination provisions.  The period of lease expiration is based on the lease term determined in accordance with GAAP.
(3)Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/21 (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Tenants as of 12/31/21 (1)
(dollars and square feet in thousands)

Tenant		Total Annualized Rental Revenue (2)	% of Total Annualized Rental Revenue (2)	Occupied Square Feet in Office and Data Center Shells	Weighted Average Remaining Lease Term in Office and Data Center Shells (3)
United States Government	(4)	$209,830	35.6%	5,042	4.5
Fortune 100 Company		54,512	9.2%	4,983	8.6
General Dynamics Corporation		33,224	5.6%	752	2.2
The Boeing Company		14,910	2.5%	489	2.1
CACI International Inc		13,861	2.4%	354	3.2
Peraton Corp.		12,433	2.1%	349	6.3
Booz Allen Hamilton, Inc.		11,125	1.9%	297	3.3
CareFirst Inc.		10,312	1.7%	312	10.3
Northrop Grumman Corporation		8,220	1.4%	284	1.9
Raytheon Technologies Corporation		6,684	1.1%	202	2.1
Wells Fargo & Company		6,510	1.1%	159	6.7
Yulista Holding, LLC		6,494	1.1%	366	8.0
AT&T Corporation		6,304	1.1%	321	7.8
Miles and Stockbridge, PC		6,180	1.0%	160	5.7
Mantech International Corp.		5,931	1.0%	195	3.0
Morrison & Foerster, LLP		5,925	1.0%	102	15.3
Jacobs Engineering Group Inc.		5,734	1.0%	177	7.0
Transamerica Life Insurance Company		5,296	0.9%	140	—
The MITRE Corporation		4,932	0.8%	152	4.4
University System of Maryland		4,699	0.8%	146	5.9
Subtotal Top 20 Tenants		433,116	73.3%	14,982	5.9
All remaining tenants		156,309	26.7%	5,088	3.8
Total / Weighted Average		$589,425	100.0%	20,070	5.4

(1)Includes $566.8 million in Annualized Rental Revenue (“ARR”) from our portfolio of operating office and data center shell properties and $22.7 million from our wholesale data center. For properties owned through unconsolidated real estate joint ventures, includes COPT’s share of those properties’ ARR of $4.6 million (see page 33 for additional information).
(2)Total ARR is the monthly contractual base rent as of 12/31/21 (ignoring free rent then in effect and rent associated with tenant funded landlord assets), multiplied by 12, plus the estimated annualized expense reimbursements under existing leases. With regard to properties owned through unconsolidated real estate joint ventures, the amounts reported above reflect 100% of the properties’ square footage but only reflect the portion of ARR that was allocable to COPT’s ownership interest.
(3)Weighted average remaining lease term is based on the lease term determined in accordance with GAAP for our office and data center shell properties (i.e., excluding the effect of our wholesale data center leases). The weighting of the lease term was computed based on occupied square feet.
(4)Substantially all of our government leases are subject to early termination provisions which are customary in government leases. As of 12/31/21, $5.4 million of our ARR was through the General Services Administration (GSA), representing 2.6% of our ARR from the United States Government and 0.9% of our total ARR.

Corporate Office Properties Trust
Property Dispositions
(dollars and square feet in thousands)

	Property Segment	Location	# of Properties	Operational Square Feet	Transaction Date	% Occupied on Transaction Date	Transaction Value (in millions)
90% interest in MP 1 and 2 (1)	Data Center Shells	Northern Virginia	2	432	6/2/21	100.0%	$107
Retired data center shell	Data Center Shells	Fort Meade/BW Corridor	N/A	N/A	12/30/21	N/A	30
			2	432			$137

(1)We sold a 90% interest in these properties based on an aggregate property value of $119 million and retained a 10% interest in the properties through, BRE-COPT 3, an unconsolidated real estate JV.

Corporate Office Properties Trust
Summary of Development Projects as of 12/31/21 (1)
(dollars and square feet in thousands)

		Total Rentable Square Feet	% Leased as of 12/31/21	as of 12/31/21 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
				Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service
Property and Segment	Location
Fort Meade/BW Corridor:
560 National Business Parkway	Annapolis Junction, Maryland	183	100%	$66,325	$37,637	$—	2Q 22	4Q 22

Navy Support:
Expedition VII	St. Mary’s County, Maryland	29	62%	9,448	7,913	—	1Q 22	1Q 23

Redstone Arsenal:
8000 Rideout Road (4)	Huntsville, Alabama	100	88%	27,935	21,834	6,537	2Q 21	2Q 22
8300 Rideout Road	Huntsville, Alabama	131	100%	51,100	18,786	—	4Q 22	4Q 22
8200 Rideout Road	Huntsville, Alabama	131	100%	52,100	17,483	—	4Q 22	4Q 22
6200 Redstone Gateway	Huntsville, Alabama	172	91%	54,827	16,121	—	1Q 23	1Q 23
7000 Redstone Gateway	Huntsville, Alabama	46	46%	11,600	1,119	—	1Q 23	1Q 24
300 Secured Gateway	Huntsville, Alabama	205	100%	59,700	3,128	—	1Q 24	1Q 24
Subtotal / Average		785	93%	257,262	78,471	6,537

Data Center Shells:
Oak Grove C	Northern Virginia	265	100%	88,800	74,163	—	1Q 22	1Q 22
PS A	Northern Virginia	227	100%	65,600	6,279	—	2Q 23	2Q 23
PS B	Northern Virginia	193	100%	55,000	5,408	—	2Q 24	2Q 24
Subtotal / Average		685	100%	209,400	85,850	—

Total Under Development		1,682	96%	$542,435	$209,871	$6,537

(1)Includes properties under, or contractually committed for, development as of 12/31/21.
(2)Cost includes land, development, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(3)Anticipated operational date is the earlier of the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)Although classified as under development, 20,000 square feet were operational as of 12/31/21.

Corporate Office Properties Trust
Development Placed in Service as of 12/31/21
(square feet in thousands)

		Total Property		Square Feet Placed in Service							Total Space Placed in Service % Leased as of 12/31/21
	Property Segment	% Leased as of 12/31/21	Rentable Square Feet	Prior Year	2021					Total
Property and Location					1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total 2021
7100 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	100%	46	—	46	—	—	—	46	46	100%
8000 Rideout Road Huntsville, Alabama	Redstone Arsenal	88%	100	—	—	9	11	—	20	20	100%
2100 L Street Washington, D.C.	Regional Office	59%	188	107	—	81	—	—	81	188	59%
Project EL San Antonio, Texas	Lackland Air Force Base	100%	107	—	—	107	—	—	107	107	100%
610 Guardian Way Annapolis Junction, Maryland	Fort Meade/BW Corridor	100%	107	—	—	—	107	—	107	107	100%
NoVA Office C Chantilly, Virginia	NoVA Defense/IT	100%	348	—	—	—	348	—	348	348	100%
4600 River Road College Park, Maryland	Fort Meade/BW Corridor	54%	102	55	—	—	—	47	47	102	54%
6000 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	100%	42	32	—	—	—	10	10	42	100%
Total Development Placed in Service		87%	1,040	194	46	197	466	57	766	960	87%
% Leased as of 12/31/21					100%	60%	100%	18%	84%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 12/31/21 (1)
(in thousands)

Location	Acres	Estimated Developable Square Feet	Carrying Amount
Land owned/controlled for future development
Defense/IT Locations:
Fort Meade/BW Corridor:
National Business Park	146	1,816
Howard County	19	290
Other	126	1,338
Total Fort Meade/BW Corridor	291	3,444
NoVA Defense/IT	29	1,133
Navy Support	38	64
Redstone Arsenal (2)	310	2,439
Data Center Shells	43	913
Total Defense/IT Locations	711	7,993
Regional Office	10	900
Total land owned/controlled for future development	721	8,893	$242,280

Other land owned/controlled	43	638	3,453
Land held, net	764	9,531	$245,733

(1)This land inventory schedule includes properties under ground lease to us and excludes all properties listed as development as detailed on page 25. The costs associated with the land included on this summary are reported on our consolidated balance sheet in the line entitled “land held.”
(2)This land is controlled under a long-term master lease agreement to LW Redstone Company, LLC, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties.

Corporate Office Properties Trust
Capitalization Overview
(dollars, shares and units in thousands)

	Wtd. Avg. Maturity (Years) (1)	Stated Rate	Effective Rate (2)(3)	Gross Debt Balance at 12/31/21

Debt
Secured debt	3.3	3.38%	3.62%	$121,425
Unsecured debt	7.0	2.27%	2.64%	2,176,861
Total Consolidated Debt	6.8	2.32%	2.69%	$2,298,286

Fixed rate debt (3)	8.0	2.58%	2.78%	$2,172,286
Variable rate debt	1.4	1.16%	1.16%	126,000
Total Consolidated Debt				$2,298,286

Common Equity
Common Shares				112,328
Common Units (4)				1,426
Total Common Shares and Units				113,754

Closing Common Share Price on 12/31/21				$27.97
Equity Market Capitalization				$3,181,699

Total Market Capitalization				$5,479,985
(1)Calculated assuming exercise of extension options on our Revolving Credit Facility.
(2)Excludes the effect of deferred financing cost amortization.
(3)Includes the effect of interest rate swaps with notional amounts of $284.1 million that hedge the risk of changes in interest rates on variable rate debt.
(4)Excludes unvested share-based compensation awards subject to market conditions.

Investment Grade Ratings & Outlook			Latest Affirmation
Fitch	BBB-	Stable	10/8/21
Moody’s	Baa3	Stable	3/3/21
Standard & Poor’s	BBB-	Stable	3/3/21

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/21
(dollars in thousands)

Unsecured Debt	Stated Rate	Amount Outstanding	Maturity Date		Secured Debt	Stated Rate		Amount Outstanding	Balloon Payment Due Upon Maturity	Maturity Date
Revolving Credit Facility	L + 1.10%	$76,000	Mar-23	(1)(2)	7740 Milestone Parkway	3.96%		$16,432	$15,902	Feb-23
Senior Unsecured Notes					LW Redstone:
2.25% due 2026	2.25%	400,000	Mar-26		1000, 1200 & 1100 Redstone
2.00% due 2029	2.00%	400,000	Jan-29		Gateway (3)	4.47%	(4)	30,635	$27,649	Jun-24
2.75% due 2031	2.75%	600,000	Apr-31		4000 & 4100 Market Street and
2.90% due 2033	2.90%	400,000	Dec-33		8800 Redstone Gateway (2)(3)	L + 1.55%		23,000	$22,100	Mar-25	(5)
Subtotal - Senior Unsecured Notes	2.51%	$1,800,000			M Square:
					5825 & 5850 University Research
Unsecured Bank Term Loans					Court (3)	3.82%		40,238	$35,603	Jun-26
2022 Maturity	L + 1.00%	$300,000	Dec-22	(2)	5801 University Research Court (2)(3)	L + 1.45%		11,120	$10,020	Aug-26
Other Unsecured Debt	0.00%	861	May-26		Total Secured Debt	3.38%		$121,425
Total Unsecured Debt	2.27%	$2,176,861

Debt Summary
Total Unsecured Debt	2.27%	$2,176,861
Total Secured Debt	3.38%	121,425
Consolidated Debt	2.32%	$2,298,286
Net discounts and deferred financing costs		(25,982)
Debt, per balance sheet		$2,272,304

Consolidated Debt		$2,298,286
COPT’s share of unconsolidated JV gross debt		26,250
Gross debt		$2,324,536
(1)The Company’s $800 million Revolving Credit Facility matures in March 2023 and may be extended for two six-month periods, at our option.
(2)Pre-payable anytime without penalty.
(3)These properties are owned through consolidated joint ventures.
(4)Represents the weighted average rate of three loans on the properties.
(5)The loan maturity may be extended for two one-year periods, provided certain conditions are met.

Corporate Office Properties Trust
Summary of Outstanding Debt as of 12/31/21 (continued)

(1)Revolving Credit Facility maturity of $76.0 million scheduled for 2023 is presented assuming our exercise of two six-month extension options.
(2)Includes the effect of $284.1 million in interest rate swaps that hedge the risk of changes in interest rates on variable rate debt.

Corporate Office Properties Trust
Debt Analysis
(dollars and square feet in thousands)

		As of and for Three Months Ended 12/31/21				As of and for Three Months Ended 12/31/21
Senior Note Covenants (1)	Required			Line of Credit & Term Loan Covenants (1)	Required
Total Debt / Total Assets	< 60%	40.9%		Total Debt / Total Assets	< 60%	38.6%
Secured Debt / Total Assets	< 40%	2.2%		Secured Debt / Total Assets	< 40%	2.1%
Debt Service Coverage	> 1.5x	5.5x		Adjusted EBITDA / Fixed Charges	> 1.5x	4.7x
Unencumbered Assets / Unsecured Debt	> 150%	245.7%		Unsecured Debt / Unencumbered Assets	< 60%	39.0%
				Unencumbered Adjusted NOI / Unsecured Interest Expense	> 1.75x	5.4x

Debt Ratios (All coverage computations include discontinued operations)	Page Refer.			Unencumbered Portfolio Analysis
Gross debt	29	$2,324,536		# of unencumbered properties		161
Adjusted book	37	$5,705,850		% of total portfolio		87%
Net debt to adjusted book ratio		40.5%		Unencumbered square feet in-service		18,285
Net debt	37	$2,310,840		% of total portfolio		84%
Pro forma net debt (2)	37	$2,094,840		NOI from unencumbered real estate operations		$85,252
Net debt adj. for fully-leased development	37	$2,147,956		% of total NOI from real estate operations		94%
Pro forma net debt adj. for fully-leased development (2)	37	$1,931,956		Adjusted EBITDA from unencumbered real estate operations		$79,412
In-place adjusted EBITDA	10	$86,259		% of total adjusted EBITDA from real estate operations		94%
Pro forma in-place adjusted EBITDA (2)	10	$83,185		Unencumbered adjusted book		$5,421,166
Net debt to in-place adjusted EBITDA ratio		6.7	x	% of total adjusted book		95%
Pro forma net debt to in-place adjusted EBITDA ratio (2)		6.3	x
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio		6.2	x
Pro forma net debt adj. for fully-leased development to in-place adj. EBITDA ratio (2)		5.8	x
Denominator for debt service coverage	36	$15,928
Denominator for fixed charge coverage	36	$17,120
Adjusted EBITDA	10	$84,681
Adjusted EBITDA debt service coverage ratio		5.3	x
Adjusted EBITDA fixed charge coverage ratio		4.9	x
(1)The covenants are calculated as defined in the applicable agreements, and the calculations differ between those agreements.
(2)Includes adjustments associated with the sale on 1/25/22 of our wholesale data center and use of resulting proceeds to repay debt.

Corporate Office Properties Trust
Consolidated Real Estate Joint Ventures as of 12/31/21
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	% Occupied	% Leased	NOI for the Three Months Ended 12/31/21 (1)	NOI for the Year Ended 12/31/21 (1)	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Associates, LLC (4 properties)	414	87.0%	87.0%	$1,788	$7,138	$96,456	$51,358	50%
Huntsville, Alabama:
LW Redstone Company, LLC (16 properties)	1,392	90.6%	91.3%	5,995	22,163	297,175	53,635	85%	(3)
Washington, D.C.:
Stevens Place (1 property)	188	56.9%	58.7%	537	3,332	165,806	—	95%
Total / Average	1,994	86.7%	87.4%	$8,320	$32,633	$559,437	$104,993

Non-operating Properties	Estimated Developable Square Feet	Total Assets (2)	Venture Level Debt	COPT Nominal Ownership %
Suburban Maryland:
M Square Research Park	348	$5,059	$—	50%
Huntsville, Alabama:
Redstone Gateway (4)	3,204	181,564	—	85%	(3)
Total	3,552	$186,623	$—

(1)Represents NOI of the joint venture operating properties before allocation to joint venture partners.
(2)Total assets includes the assets of the consolidated joint venture plus any outside investment basis.
(3)Our partner receives an annual priority return of 13.5% on its $9.0 million in contributed equity, plus certain fees for leasing and development, and we expect to receive all other distributions from the JV.
(4)Total assets include $77.8 million in amortized cost basis pertaining to amounts due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust
Unconsolidated Real Estate Joint Ventures as of 12/31/21
(dollars and square feet in thousands)

Joint venture information (1)	BREIT-COPT	BRE-COPT 2	BRE-COPT 3
COPT ownership %	10%	10%	10%
COPT’s investment	$12,460	$15,579	$11,850
# of Properties	9	8	2
Square Feet	1,472	1,278	432
% Occupied	100%	100%	100%
COPT’s share of ARR	$2,181	$1,748	$631

Balance sheet information	Total	COPT’s Share (2)
Operating properties, net	$682,883	$68,288
Total assets	$744,199	$74,420
Debt	$261,713	$26,171
Total liabilities	$273,122	$27,312

	Three Months Ended 12/31/21		Year Ended 12/31/21
Operating information (1)	Total	COPT’s Share (2)	Total	COPT’s Share (2)
Revenue	$12,537	$1,254	$47,257	$4,712
Operating expenses	(1,754)	(175)	(6,823)	(683)
NOI and EBITDA	10,783	1,079	40,434	4,029
Interest expense	(2,373)	(237)	(9,489)	(949)
Depreciation and amortization	(5,716)	(526)	(21,662)	(1,981)
Net income	$2,694	$316	$9,283	$1,099

NOI (per above)	$10,783	$1,079	$40,434	$4,029
Straight line rent adjustments	(558)	(56)	(2,248)	(225)
Amortization of acquired above- and below-market rents	(476)	(48)	(1,905)	(191)
Cash NOI	$9,749	$975	$36,281	$3,613

(1)Refer to the section entitled “Definitions” for joint venture names. On 6/2/21, we sold a 90% interest in two data center shell properties totaling 432,000 square feet based on an aggregate property value of $119 million and retained a 10% interest in the properties through BRE-COPT 3.
(2)Represents the portion allocable to our ownership interest.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
NOI from real estate operations (1)
Real estate revenues	$150,883	$146,590	$144,423	$145,164	$139,628	$587,060	$538,725
Property operating expenses	(61,439)	(57,190)	(54,616)	(56,974)	(52,085)	(230,219)	(203,840)
COPT’s share of NOI in unconsolidated real estate JVs (2)	1,079	1,060	973	917	1,761	4,029	6,951
NOI from real estate operations	90,523	90,460	90,780	89,107	89,304	360,870	341,836
General and administrative expenses	(6,589)	(7,269)	(7,293)	(6,062)	(7,897)	(27,213)	(25,269)
Leasing expenses	(2,568)	(2,073)	(1,929)	(2,344)	(1,993)	(8,914)	(7,732)
Business development expenses and land carry costs	(1,088)	(1,093)	(1,372)	(1,094)	(999)	(4,647)	(4,473)
NOI from construction contracts and other service operations	1,195	957	906	765	837	3,823	3,025
Equity in loss of unconsolidated non-real estate entities	(2)	—	(2)	(2)	(2)	(6)	(6)
Interest and other income	1,968	1,818	2,228	1,865	3,341	7,879	8,574
Credit loss recoveries (expense) (3)	88	326	(193)	907	772	1,128	933
Interest expense	(16,217)	(15,720)	(15,942)	(17,519)	(17,148)	(65,398)	(67,937)
Loss on early extinguishment of debt	(41,073)	(1,159)	(25,228)	(33,166)	(4,069)	(100,626)	(7,306)
Loss on interest rate derivatives	—	—	—	—	—	—	(53,196)
COPT’s share of interest expense of unconsolidated real estate JVs (2)	(237)	(238)	(235)	(239)	(432)	(949)	(1,791)
Income tax expense	(42)	(47)	(24)	(32)	(258)	(145)	(353)
FFO - per Nareit (1)	$25,958	$65,962	$41,696	$32,186	$61,456	$165,802	$186,305

Real estate revenues
Lease revenue
Fixed contractual payments	$118,924	$114,309	$113,423	$112,425	$110,748	$459,081	$425,593
Variable lease payments (4)	31,203	31,440	30,235	32,199	28,345	125,077	110,534
Lease revenue	150,127	145,749	143,658	144,624	139,093	584,158	536,127
Other property revenue	756	841	765	540	535	2,902	2,598
Real estate revenues	$150,883	$146,590	$144,423	$145,164	$139,628	$587,060	$538,725

Provision for credit losses (recoveries) on billed lease revenue	$(13)	$(1)	$(5)	$—	$41	$(19)	$256
(1)Refer to section entitled “Definitions” for a definition of this measure.
(2)See page 33 for a schedule of the related components.
(3)Excludes credit losses on lease revenue, which are included in lease revenue.
(4)Represents primarily lease revenue associated with property operating expense reimbursements from tenants.

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures
(in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Discontinued operations
Revenues from real estate operations	$8,235	$7,717	$7,204	$7,334	$7,421	$30,490	$27,011
Property operating expenses	(4,980)	(4,462)	(3,702)	(3,698)	(3,215)	(16,842)	(13,044)
Depreciation and amortization associated with real estate operations	(1,842)	(2,804)	(2,823)	(2,821)	(2,839)	(10,290)	(11,690)
Discontinued operations	$1,413	$451	$679	$815	$1,367	$3,358	$2,277

GAAP revenues from real estate operations from continuing operations	$142,648	$138,873	$137,219	$137,830	$132,207	$556,570	$511,714
Revenues from discontinued operations	8,235	7,717	7,204	7,334	7,421	30,490	27,011
Real estate revenues	$150,883	$146,590	$144,423	$145,164	$139,628	$587,060	$538,725

GAAP property operating expenses from continuing operations	$56,459	$52,728	$50,914	$53,276	$48,870	$213,377	$190,796
Property operating expenses from discontinued operations	4,980	4,462	3,702	3,698	3,215	16,842	13,044
Property operating expenses	$61,439	$57,190	$54,616	$56,974	$52,085	$230,219	$203,840

Depreciation and amortization associated with real estate operations from continuing operations	$34,504	$33,807	$34,732	$34,500	$33,814	$137,543	$126,503
Depreciation and amortization from discontinued operations	1,842	2,804	2,823	2,821	2,839	10,290	11,690
Real estate-related depreciation and amortization	$36,346	$36,611	$37,555	$37,321	$36,653	$147,833	$138,193

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	Three Months Ended					Years Ended
	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20	12/31/21	12/31/20
Total interest expense	$16,217	$15,720	$15,942	$17,519	$17,148	$65,398	$67,937
Less: Amortization of deferred financing costs	(640)	(736)	(811)	(793)	(664)	(2,980)	(2,539)
Less: Amortization of net debt discounts, net of amounts capitalized	(615)	(567)	(520)	(542)	(504)	(2,244)	(1,733)
Less: Loss on interest rate derivatives included in interest expense	(221)	—	—	—	—	(221)	—
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	237	236	236	234	422	943	1,749
Denominator for interest coverage	14,978	14,653	14,847	16,418	16,402	60,896	65,414
Scheduled principal amortization	950	989	959	962	1,048	3,860	4,125
Denominator for debt service coverage	15,928	15,642	15,806	17,380	17,450	64,756	69,539
Capitalized interest	1,192	1,763	1,707	1,805	2,620	6,467	12,060
Preferred unit distributions	—	—	—	—	69	—	300
Denominator for fixed charge coverage	$17,120	$17,405	$17,513	$19,185	$20,139	$71,223	$81,899

Common share dividends - unrestricted shares and deferred shares	$30,814	$30,813	$30,811	$30,805	$30,764	$123,243	$123,042
Common share dividends - restricted shares and deferred shares	80	70	77	97	94	324	352
Common unit distributions - unrestricted units	346	347	347	347	341	1,387	1,362
Common unit distributions - restricted units	53	52	52	51	31	208	106
Preferred unit distributions	—	—	—	—	69	—	300
Total dividends/distributions	$31,293	$31,282	$31,287	$31,300	$31,299	$125,162	$125,162

Common share dividends - unrestricted shares and deferred shares	$30,814	$30,813	$30,811	$30,805	$30,764	$123,243	$123,042
Common unit distributions - unrestricted units	346	347	347	347	341	1,387	1,362
Common unit distributions - dilutive restricted units	7	6	—	—	—	25	—
Distributions on dilutive preferred units	—	—	—	—	69	—	—
Dividends and distributions for diluted FFO payout ratio	31,167	31,166	31,158	31,152	31,174	124,655	124,404
Distributions on dilutive preferred units	—	—	—	—	—	—	300
Dividends and distributions for other payout ratios	$31,167	$31,166	$31,158	$31,152	$31,174	$124,655	$124,704

Corporate Office Properties Trust
Supplementary Reconciliations of Non-GAAP Measures (continued)
(in thousands)

	12/31/21	9/30/21	6/30/21	3/31/21	12/31/20
Total assets	$4,262,452	$4,151,138	$4,052,032	$4,112,948	$4,077,023
Accumulated depreciation	1,152,523	1,122,211	1,104,625	1,082,034	1,052,007
Accumulated depreciation included in assets held for sale	82,385	92,715	77,807	75,025	72,246
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	215,925	214,631	215,160	213,346	212,700
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs included in assets held for sale	4,547	7,650	4,506	4,465	4,424
COPT’s share of liabilities of unconsolidated real estate JVs	27,312	27,498	27,529	27,603	26,710
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	3,744	3,161	2,578	2,043	1,489
Less: Property - operating lease liabilities	(29,342)	(29,630)	(29,909)	(30,176)	(30,746)
Less: Property - finance lease liabilities	—	(14)	(18)	(28)	(28)
Less: Cash and cash equivalents	(13,262)	(14,570)	(17,182)	(36,139)	(18,369)
Less: COPT’s share of cash of unconsolidated real estate JVs	(434)	(530)	(373)	(202)	(152)
Adjusted book	$5,705,850	$5,574,260	$5,436,755	$5,450,919	$5,397,304

Gross debt (page 29)	$2,324,536	$2,208,923	$2,157,325	$2,257,854	$2,127,715
Less: Cash and cash equivalents	(13,262)	(14,570)	(17,182)	(36,139)	(18,369)
Less: COPT’s share of cash of unconsolidated real estate JVs	(434)	(530)	(373)	(202)	(152)
Net debt	2,310,840	2,193,823	2,139,770	2,221,513	2,109,194
Costs incurred on fully-leased development properties	(162,884)	(119,981)	(171,453)	(128,032)	(114,532)
Net debt adjusted for fully-leased development	$2,147,956	$2,073,842	$1,968,317	$2,093,481	$1,994,662

Net debt	$2,310,840	$2,193,823	$2,139,770	$2,221,513	$2,109,194
Debt pay down from Wholesale Data Center sale proceeds	(216,000)	N/A	N/A	N/A	N/A
Pro forma net debt	2,094,840	2,193,823	2,139,770	2,221,513	2,109,194
Costs incurred on fully-leased development properties	(162,884)	(119,981)	(171,453)	(128,032)	(114,532)
Pro forma net debt adjusted for fully-leased development	$1,931,956	$2,073,842	$1,968,317	$2,093,481	$1,994,662

Corporate Office Properties Trust
Definitions
Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet, net of lease liabilities associated with property right-of-use assets, and excluding the effect of cash and cash equivalents, accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions, accumulated amortization of deferred leasing costs, disposed properties included in assets held for sale, unconsolidated real estate joint ventures (“JVs”) cash and cash equivalents, liabilities and accumulated depreciation and amortization (of intangibles on property acquisitions and deferred leasing costs) allocable to our ownership interest in the JVs and the effect of properties serving as collateral for debt in default that we extinguished (or intend to extinguish) via conveyance of such properties.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income adjusted for the effects of interest expense, depreciation and amortization, gain on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, gain or loss on early extinguishment of debt, loss on interest rate derivatives, net gain or loss on other investments, credit loss expense or recoveries, operating property acquisition costs, income taxes, business development expenses, demolition costs on redevelopment and nonrecurring improvements, executive transition costs and certain other expenses that we believe are not closely correlated with our operating performance.  Adjusted EBITDA also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JV. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, Adjusted EBITDA incorporates additional adjustments for gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that adjusted EBITDA is a useful supplemental measure for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to share-based compensation awards and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of: straight-line rental adjustments, amortization of tenant incentives, amortization of intangibles and other assets included in FFO and NOI, lease termination fees from tenants to terminate their lease obligations prior to the end of the agreed upon lease terms and rental revenue recognized under GAAP resulting from landlord assets and lease incentives funded by tenants.  Cash NOI also includes adjustments to NOI from real estate operations for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. Under GAAP, rental revenue is recognized evenly over the term of tenant leases (through straight-line rental adjustments and amortization of tenant incentives), which, given the long term nature of our leases, does not align with the economics of when tenant payments are due to us under the arrangements.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components, which are then amortized into NOI over their estimated lives, even though the resulting revenue adjustments are not reflective of our lease economics.  In addition, revenue from lease termination fees and tenant-funded landlord improvements, absent an adjustment from us, would result in large one-time lump sum amounts in Cash NOI that we do not believe are reflective of a property’s long-term value.  We believe that Cash NOI is a useful supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items to be more reflective of the economics of when tenant payments are due to us under our leases and the value of our properties.  As is the case with NOI, the measure is useful in our opinion in

Corporate Office Properties Trust
Definitions
evaluating and comparing the performance of reportable segments, Same Properties groupings and individual properties.  We believe that NOI from real estate operations, our segment performance measure, is the most directly comparable GAAP measure to this non-GAAP measure.

COPT’s share of NOI from unconsolidated real estate JVs
Represents the net of revenues and property operating expenses of real estate operations owned through unconsolidated JVs that are allocable to COPT’s ownership interest. This measure is included in the computation of NOI, our segment performance measure, as discussed below.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” above), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) replacement capital expenditures (defined below).  Diluted AFFO also includes adjustments to Diluted FFO, as adjusted for comparability for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that Diluted AFFO is a useful supplemental measure of operating performance for a REIT because it incorporates adjustments for: certain revenue and expenses that are not associated with cash to or from us during the period; and certain capital expenditures for operating properties incurred during the period that do require cash outlays.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.
Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment and nonrecurring improvements; executive transition costs; accounting charges for original issuance costs associated with redeemed preferred shares; allocations of FFO to holders of noncontrolling interests resulting from capital events; and certain other expenses that we believe are not closely correlated with our operating performance.  Diluted FFO, as adjusted for comparability also includes adjustments to Diluted FFO for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe this to be a useful supplemental measure alongside Diluted FFO as it excludes gains and losses from certain investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Corporate Office Properties Trust
Definitions
Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  We believe this to be a useful supplemental measure alongside Diluted FFO per share as it excludes gains and losses from investing and financing activities and certain other items that we believe are not closely correlated to (or associated with) our operating performance. We believe that diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”)
Defined as net income adjusted for the effects of interest expense, depreciation and amortization, gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs, and income taxes. EBITDAre also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. While EBITDA (earnings before interest, taxes, depreciation and amortization) is a universally-defined supplemental measure, EBITDAre incorporates additional adjustments for gains and losses from investing activities related to our investments in operating properties. We believe that EBITDAre is a useful supplemental measure for assessing our un-levered performance. We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Funds from operations (“FFO” or “FFO per Nareit”)
Defined as net income computed using GAAP, excluding gains on sales and impairment losses of real estate and investments in unconsolidated real estate JVs (net of associated income tax) and real estate-related depreciation and amortization. FFO also includes adjustments to net income for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that we use the National Association of Real Estate Investment Trust’s (“Nareit”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains on sales and impairment losses of real estate (net of associated income tax) and real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Gross debt
Defined as total consolidated outstanding debt, which is debt reported per our balance sheet adjusted to exclude net discounts and premiums and deferred financing costs, as further adjusted to include outstanding debt of unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were disposed or removed from service; (2) the addition of pro forma adjustments to NOI for (a) properties acquired, placed in service or expanded upon subsequent to the commencement of a quarter made in order to reflect a full quarter of ownership/operations and (b) significant mid-quarter occupancy changes associated with properties recently placed in service with no occupancy; and (3) certain adjustments to deferred rental revenue associated with changes in our assessment of collectability and other adjustments included in the period that we believe are not closely correlated with our operating performance. The measure also includes adjustments to Adjusted EBITDA for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter and for the items noted above that we believe are not closely correlated with our operating performance.  We believe that net income is the most directly comparable GAAP measure to this non-GAAP measure.

Net debt
Defined as Gross debt (total outstanding debt reported per our balance sheet as adjusted to exclude net discounts and premiums and deferred financing costs), as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties. The measure also includes adjustments to Gross debt for the effects of the items noted above pertaining to unconsolidated real estate JVs that were allocable to our ownership interest in the JVs.

Net debt adjusted for fully-leased development
Defined as Net debt less costs incurred on properties under development that were 100% leased.

Net debt to Adjusted book
Defined as Net debt divided by Adjusted book (defined above).

Corporate Office Properties Trust
Definitions
Net debt to in-place adjusted EBITDA ratio and Net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio
Defined as Net debt or Net debt adjusted for fully-leased development divided by in-place adjusted EBITDA (defined above) for the three month period that is annualized by multiplying by four.

Net operating income from real estate operations (“NOI”)
NOI, which is our segment performance measure, includes: consolidated real estate revenues from continuing and discontinued operations; consolidated property operating expenses from continuing and discontinued operations; and the net of revenues and property operating expenses of real estate operations owned through unconsolidated real estate JVs that are allocable to COPT’s ownership interest in the JVs. We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of reportable segments, Same Properties groupings and individual properties.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of dividends on unrestricted common shares and distributions to holders of interests in the Operating Partnership (excluding unvested share-based compensation awards) and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Pro forma net debt, pro forma net debt adjusted for fully-leased development, pro forma in-place adjusted EBITDA and associated ratios
In connection with the sale on 1/25/22 of our wholesale data center, these measures and the ratios in which they are used adjust for our NOI from the property and the debt pay down resulting from its sale as of, and for the three months ended, 12/31/21. We believe that these further adjusted versions of these measures/ratios are useful in presenting the effect of the sale on our financial condition.

Replacement capital expenditures
Replacement capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs incurred during the period for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office), (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there) or (5) replacements of significant components of a building after the building has reached the end of its original useful life. Replacement capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition. For cash tenant incentives not due to the tenant for a period exceeding three months past the date on which such incentives were incurred, we recognize such incentives as replacement capital expenditures in the periods such incentives are due to the tenant. Replacement capital expenditures, which is included in the computation of Diluted AFFO, is intended to represent non-transformative capital expenditures of existing properties held for long-term investment. We believe that the excluded expenditures are more closely associated with our investing activities than the performance of our operating portfolio.

Same Properties NOI and Same Properties cash NOI
Defined as NOI, or Cash NOI, from real estate operations of Same Properties.  We believe that these are important supplemental measures of operating performance of Same Properties for the same reasons discussed above for NOI from real estate operations and Cash NOI.

Corporate Office Properties Trust
Definitions
Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue (“ARR”) — The monthly contractual base rent as of the reporting date (ignoring free rent then in effect and rent associated with tenant funded landlord assets) multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space. With regard to properties owned through unconsolidated real estate JVs, we include the portion of Annualized Rental Revenue allocable to COPT’s ownership interest.

Average Escalations — Leasing statistic used to report average increase in rental rates over lease terms for leases with a term of greater than one-year.

Straight-line Rent — Includes annual minimum base rents, net of abatements and lease incentives and excluding rent associated with tenant funded landlord assets, on a straight-line basis over the term of the lease, and estimated annual expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases).

BRE-COPT 2 — B RE COPT DC JV II LLC, a real estate JV formed in 2020.

BRE-COPT 3 — B RE COPT DC JV III LLC, a real estate JV formed in 2021.

BREIT-COPT — BREIT COPT DC JV LLC, a real estate JV formed in 2019.

Cash Rent — Includes monthly contractual base rent (ignoring rent abatements and rent associated with tenant funded landlord assets) multiplied by 12, plus estimated annualized expense reimbursements (as of lease commencement for new or renewed leases or as of lease expiration for expiring leases).

Committed cost per square foot — Includes tenant improvement allowance (excluding tenant funded landlord assets), leasing commissions and estimated turn key costs and excludes lease incentives.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties.

Defense/IT Locations — Represents properties in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable, priority missions.

Development Properties — Properties under, or contractually committed for, development.

First Generation Space — Newly-developed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under development or redevelopment).

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics.

Same Properties — Operating office and data center shell properties stably owned and 100% operational since at least 1/1/20.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, including ones owned through unconsolidated real estate JVs.

Vacant space leased — Includes acquired first generation space, vacated second generation space and leases executed on developed and redeveloped space previously placed in service.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT 4Q and Full Year 2021 Results Exceed Guidance
_______________________________________________________________

Reported EPS of $0.12 in 4Q21 and $0.68 for Full Year

4Q & FY FFO per Share, as Adjusted for Comparability, of $0.58 & $2.29,
Respectively, Exceeded Previously Elevated Guidance

1.2% Increase in Same-Property Cash NOI During 2021 also Exceeded Guidance

Core Portfolio 92.6% Occupied & 94.4% Leased at Year End

Active Development Pipeline Stands at 1.7 Million SF, 96% Leased
_______________________________________________________________

Strong Leasing Achievement

Total Leasing of 1.2 Million SF in the Quarter and 3.9 Million SF for the Year
Included 196,000 SF and 616,000 SF of Vacancy Leasing, Respectively

Strong Tenant Retention of 73% in the Quarter and 74% for the Year

1.2 Million SF of Development Leasing During 2021 Exceeded Management Goal by 18%
_______________________________________________________________

Post Year-End Sale of DC-6 Raised $222.5 Million to Fund
Value-Accretive Development
_______________________________________________________________

COLUMBIA, MD (BUSINESS WIRE) February 10, 2022 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced results for the fourth quarter and full year ended December 31, 2021.

Management Comments
Stephen E. Budorick, COPT’s President & Chief Executive Officer, commented, “Our unique investment strategy of allocating capital to Defense/IT Locations that support priority missions at U.S. defense installations continues to produce strong results that are not correlated to traditional office fundamentals and distinguishes us from other office REITs. The 8% growth in FFO per share, as adjusted for comparability we generated in 2021 exceeded our previously elevated guidance and was driven by solid same-property cash NOI growth of 1.2% and strong lease achievement that included 616,000 square feet of vacancy leasing. Demand for our Defense/IT Locations drove 1.2 million square feet of development leasing, exceeding our goal by 18%. Our 1.7 million square foot pipeline of active development projects that are 96% leased will drive earnings growth this year and beyond.” He continued, “Our balance sheet is strong and inflation-protected. Since the third quarter 2020, we refinanced and issued $1.8 billion of new debt, equating to 150% of our then-existing senior notes, locking-in low rates for long durations. Additionally, the equity we harvested from the sale of DC-6 on January 25, 2022, strengthened our balance sheet and provided us with capital to fund our highly leased development pipeline and the next wave of value accretive development
i

projects with the U.S. Government and defense contractors who support the priority missions our Defense/IT Locations serve.”

Financial Highlights

4th Quarter Financial Results:
•Diluted earnings per share (“EPS”) was $0.12 for the quarter ended December 31, 2021 compared to $0.73 for the fourth quarter of 2020.

•Diluted funds from operations per share (“FFOPS”), as calculated in accordance with Nareit’s definition, was $0.21 for the fourth quarter of 2021 compared to $0.53 for fourth quarter 2020.

•FFOPS, as adjusted for comparability, was $0.58 for the fourth quarter of 2021 compared to $0.56 for the fourth quarter of 2020.

Full Year 2021 Financial Results:
•EPS for the year ended December 31, 2021 was $0.68 as compared to 2020 EPS of $0.87.

•Per Nareit’s definition, FFOPS for 2021 was $1.40 as compared to $1.50 for 2020.

•FFOPS, as adjusted for comparability, for 2021 was $2.29 as compared to $2.12 for 2020.

Operating Performance Highlights

Operating Portfolio Summary:
•At December 31, 2021, the Company’s core portfolio of 184 operating office and data center shell properties was 92.6% occupied and 94.4% leased.

•During the quarter and the year, the Company placed into service 57,000 and 766,000 square feet of developments that were 18% and 84% leased, respectively.

Same-Property Performance:
•At December 31, 2021, COPT’s same-property portfolio of 159 buildings was 91.3% occupied and 93.4% leased. Same-property occupancy at year end was in-line with Company guidance.

•For the quarter and year ended December 31, 2021, the Company’s same-property cash NOI increased 0.5% and 1.2%, respectively, over the prior year’s comparable periods. For the full year, same-property cash NOI exceeded the high end of the Company’s guidance by 20 basis points.

Leasing:
•Total Square Feet Leased: For the quarter ended December 31, 2021, the Company leased 1.2 million square feet, including 701,000 square feet of renewals, 196,000 square feet of new leases on vacant space, and 263,000 square feet in development projects.

For the year ended December 31, 2021, the Company executed 3.9 million square feet of leasing, including 2.1 million square feet of renewals, 616,000 square feet of vacancy leasing, and 1.2 million square feet in development projects. Development leasing achievement for the year exceeded the Company’s 1 million square foot goal.

•Tenant Retention Rates: During the quarter and year ended December 31, 2021, the Company renewed 73.4% and 74.2%, respectively, of expiring square feet, which was in-line with previously elevated guidance for the year.

•Rent Spreads & Average Escalations on Renewing Leases: For the quarter and year ended December 31, 2021, straight-line rents on renewals increased 2.9% and 5.2%, respectively, and cash rents on renewed space decreased 5.8% and 2.2%, respectively. For the same time periods, annual escalations on renewing leases averaged 2.3%.

•Lease Terms: In the fourth quarter of 2021, lease terms averaged 8.5 years on renewing leases, 7.5 years on new leasing of vacant space, and 11.0 years on development leasing. For the year, lease terms averaged 5.4 years on renewing leases, 8.2 years on vacancy leasing, and 13.4 years on development leasing.

Investment Activity Highlights
•Development Pipeline: The Company’s development pipeline consists of 11 properties totaling 1.7 million square feet that were 96% leased at December 31, 2021. These projects represent a total estimated investment of $542.4 million, of which $209.9 million has been spent.

Balance Sheet and Capital Transaction Highlights
•In November, the Company issued $400 million of 2.9% senior unsecured notes due 2033. The Company used net proceeds from this issuance to redeem its 5.0% senior unsecured notes due 2025 and retire a $49.4 million mortgage loan.

•In December, the Company sold 2500 Riva Road in Annapolis, MD, a property that was removed from service in 2019, for $30 million. The Company used proceeds from the sale to pay down borrowings under its line of credit and recognized a gain on sale of $26 million.

•On January 25, 2022, the Company sold 100% of COPT DC-6 (“DC-6”), the only asset in the Company’s Wholesale Data Center reporting segment for $222.5 million. There was no debt on the asset.

•At December 31, 2021, the Company’s net debt to in-place adjusted EBITDA ratio was 6.7x, and was 6.3x as adjusted to reflect the effects of the DC-6 sale. Also at December 31, 2021, the Company’s net debt adjusted for fully-leased development to in-place adjusted EBITDA ratio was 6.2x, and was 5.8x as adjusted to reflect the effects of the DC-6 sale.

•At December 31, 2021, and including the effect of interest rate swaps, the Company’s weighted average effective interest rate on its consolidated debt portfolio was 2.69% with a weighted average maturity of 6.8 years; additionally, 94.5% of the Company’s debt was subject to fixed interest rates.

•For the quarter and year ended December 31, 2021, the Company’s adjusted EBITDA fixed charge coverage ratio was 4.9x and 4.7x, respectively.

Associated Supplemental Presentation
Prior to the call, the Company will post a slide presentation to accompany management’s prepared remarks for its fourth quarter and full year 2021 conference call; the presentation can be viewed and downloaded from the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

2022 Guidance
The Company details its initial full year and first quarter guidance, with supporting assumptions, in a separate press release issued concurrently with this press release; that release can be found in the ‘News, Presentations & Event Calendar’ section of COPT’s Investors website: https://investors.copt.com/News/news-releases/default.aspx

Conference Call Information
Management will discuss fourth quarter and full year 2021 results on its conference call tomorrow at 12:00 p.m. Eastern Time, details of which are listed below:

Conference Call Date:     Friday, February 11, 2022
Time:     12:00 p.m. Eastern Time
Telephone Number: (within the U.S.)     855-463-9057
Telephone Number: (outside the U.S.)     661-378-9894
Passcode:     5193227

The conference call will also be available via live webcast in the ‘Latest Updates’ section of COPT’s Investors website: https://investors.copt.com/

Replay Information
A replay of the conference call will be immediately available via webcast on the Investors website. Additionally, a telephonic replay of this call will be available beginning at 3:00 p.m. Eastern Time on Friday, February 11, through 3:00 p.m. Eastern Time on Friday, February 25. To access the replay within the United States, please call 855-859-2056; to access it from outside the United States, please call 404-537-3406. In either case, use passcode 5193227.

Definitions
For definitions of certain terms used in this press release, please refer to the information furnished in the Company’s Supplemental Information Package furnished on a Form 8-K which can be found on its website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what the Company believes are growing, durable, priority missions (such properties, “Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of December 31, 2021, the Company derived 88% of its core portfolio annualized rental revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 19 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 184 office and data center shell properties encompassed 21.6 million square feet and was 94.4% leased; the Company also owned one wholesale data center that it sold on January 25, 2022.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(dollars and shares in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Revenues
Revenues from real estate operations	$142,648	$132,207	$556,570	$511,714
Construction contract and other service revenues	43,284	24,400	107,876	70,640
Total revenues	185,932	156,607	664,446	582,354
Operating expenses
Property operating expenses	56,459	48,870	213,377	190,796
Depreciation and amortization associated with real estate operations	34,504	33,814	137,543	126,503
Construction contract and other service expenses	42,089	23,563	104,053	67,615
Impairment losses	—	—	—	1,530
General and administrative expenses	6,589	7,897	27,213	25,269
Leasing expenses	2,568	1,993	8,914	7,732
Business development expenses and land carry costs	1,088	999	4,647	4,473
Total operating expenses	143,297	117,136	495,747	423,918
Interest expense	(16,217)	(17,148)	(65,398)	(67,937)
Interest and other income	1,968	3,341	7,879	8,574
Credit loss recoveries	88	772	1,128	933
Gain on sales of real estate	25,879	30,204	65,590	30,209
Gain on sale of investment in unconsolidated real estate joint venture	—	29,416	—	29,416
Loss on early extinguishment of debt	(41,073)	(4,069)	(100,626)	(7,306)
Loss on interest rate derivatives	—	—	—	(53,196)
Income from continuing operations before equity in income of unconsolidated entities and income taxes	13,280	81,987	77,272	99,129
Equity in income of unconsolidated entities	314	453	1,093	1,825
Income tax expense	(42)	(258)	(145)	(353)
Income from continuing operations	13,552	82,182	78,220	100,601
Discontinued operations	1,413	1,367	3,358	2,277
Net Income	14,965	83,549	81,578	102,878
Net income attributable to noncontrolling interests:
Common units in the Operating Partnership (“OP”)	(181)	(995)	(1,012)	(1,180)
Preferred units in the OP	—	(69)	—	(300)
Other consolidated entities	(1,076)	(817)	(4,025)	(4,024)
Net income attributable to COPT common shareholders	$13,708	$81,668	$76,541	$97,374

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to COPT common shareholders	$13,708	$81,668	$76,541	$97,374
Amount allocable to share-based compensation awards	(116)	(280)	(417)	(404)
Redeemable noncontrolling interests	(46)	44	(128)	—
Distributions on dilutive convertible preferred units	—	69	—	—
Numerator for diluted EPS	$13,546	$81,501	$75,996	$96,970
Denominator:
Weighted average common shares - basic	111,990	111,817	111,960	111,788
Dilutive effect of share-based compensation awards	386	320	330	288
Dilutive effect of redeemable noncontrolling interests	124	117	128	—
Dilutive convertible preferred units	—	155	—	—
Weighted average common shares - diluted	112,500	112,409	112,418	112,076
Diluted EPS	$0.12	$0.73	$0.68	$0.87
v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Net income	$14,965	$83,549	$81,578	$102,878
Real estate-related depreciation and amortization	36,346	36,653	147,833	138,193
Impairment losses on real estate	—	—	—	1,530
Gain on sales of real estate from continuing and discontinued operations	(25,879)	(30,204)	(65,590)	(30,209)
Gain on sale of investment in unconsolidated real estate joint venture	—	(29,416)	—	(29,416)
Depreciation and amortization on unconsolidated real estate JVs	526	874	1,981	3,329
Funds from operations (“FFO”)	25,958	61,456	165,802	186,305
FFO allocable to other noncontrolling interests	(1,458)	(1,091)	(5,483)	(15,705)
Basic FFO allocable to share-based compensation awards	(149)	(272)	(777)	(719)
Noncontrolling interests - preferred units in the OP	—	(69)	—	(300)
Basic FFO available to common share and common unit holders (“Basic FFO”)	24,351	60,024	159,542	169,581
Dilutive preferred units in the OP	—	69	—	—
Redeemable noncontrolling interests	(13)	44	(11)	147
Diluted FFO adjustments allocable to share-based compensation awards	6	—	32	—
Diluted FFO available to common share and common unit holders (“Diluted FFO”)	24,344	60,137	159,563	169,728
Loss on early extinguishment of debt	41,073	4,069	100,626	7,306
Loss on interest rate derivatives	—	—	—	53,196
Loss on interest rate derivatives included in interest expense	221	—	221	—
Demolition costs on redevelopment and nonrecurring improvements	(8)	—	423	63
Dilutive preferred units in the OP	—	—	—	300
FFO allocation to other noncontrolling interests resulting from capital event	—	—	—	11,090
Diluted FFO comparability adjustments allocable to share-based compensation awards	(172)	(18)	(507)	(327)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	65,458	64,188	260,326	241,356
Straight line rent adjustments and lease incentive amortization	(3,835)	3,438	(10,286)	4,100
Amortization of intangibles and other assets included in net operating income	40	24	162	(162)
Share-based compensation, net of amounts capitalized	2,018	1,751	7,979	6,505
Amortization of deferred financing costs	640	664	2,980	2,539
Amortization of net debt discounts, net of amounts capitalized	615	504	2,244	1,733
Replacement capital expenditures	(32,317)	(13,973)	(70,973)	(60,944)
Other diluted AFFO adjustments associated with real estate JVs	204	196	824	190
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$32,823	$56,792	$193,256	$195,317
Diluted FFO per share	$0.21	$0.53	$1.40	$1.50
Diluted FFO per share, as adjusted for comparability	$0.58	$0.56	$2.29	$2.12
Dividends/distributions per common share/unit	$0.275	$0.275	$1.10	$1.10

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2021	December 31, 2020
Balance Sheet Data
Properties, net of accumulated depreciation	$3,532,944	$3,362,285
Total assets	4,262,452	4,077,023
Debt, per balance sheet	2,272,304	2,086,918
Total liabilities	2,578,479	2,357,881
Redeemable noncontrolling interests	26,898	25,430
Equity	1,657,075	1,693,712
Net debt to adjusted book	40.5%	39.1%

Core Portfolio Data (as of period end) (1)
Number of operating properties	184	179
Total operational square feet (in thousands)	21,553	20,802
% Occupied	92.6%	94.3%
% Leased	94.4%	95.0%

For the Three Months Ended December 31,	For the Years Ended December 31,
2021	2020	2021	2020
Payout ratios
Diluted FFO	128.0%	51.8%	78.1%	73.3%
Diluted FFO, as adjusted for comparability	47.6%	48.6%	47.9%	51.7%
Diluted AFFO	95.0%	54.9%	64.5%	63.8%
Adjusted EBITDA fixed charge coverage ratio	4.9	x	4.1	x	4.7	x	3.9	x
Net debt to in-place adjusted EBITDA ratio (2)	6.7	x	6.2	x	N/A	N/A
Pro forma net debt to in-place adjusted EBITDA ratio (2)(3)	6.3	x	N/A	N/A	N/A
Net debt adj. for fully-leased development to in-place adj. EBITDA ratio (4)	6.2	x	5.9	x	N/A	N/A
Pro forma net debt adj. for fully-leased development to in-place adj. EDITDA ratio (3)(4)	5.8	x	N/A	N/A	N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	112,500	112,409	112,418	112,076
Weighted average common units	1,259	1,239	1,257	1,236
Redeemable noncontrolling interests	—	—	—	123
Denominator for diluted FFO per share	113,759	113,648	113,675	113,435
Dilutive convertible preferred units	—	—	—	171
Denominator for diluted FFO per share, as adjusted for comparability	113,759	113,648	113,675	113,606

(1)Represents Defense/IT Locations and Regional Office properties.
(2)Represents net debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).
(3)Includes adjustments associated with the sale on 1/25/22 of the Company’s wholesale data center and use of resulting proceeds to repay debt.
(4)Represents net debt less costs incurred on properties under development that were 100% leased as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends - unrestricted shares and deferred shares	$30,814	$30,764	$123,243	$123,042
Common unit distributions - unrestricted units	346	341	1,387	1,362
Common unit distributions - dilutive restricted units	7	—	25	—
Distributions on dilutive preferred units	—	69	—	—
Dividends and distributions for diluted FFO payout ratio	31,167	31,174	124,655	124,404
Distributions on dilutive preferred units	—	—	—	300
Dividends and distributions for other payout ratios	$31,167	$31,174	$124,655	$124,704

Reconciliation of GAAP net income (loss) to earnings before interest, income taxes, depreciation and amortization for real estate (“EBITDAre”), adjusted EBITDA, in-place adjusted EBITDA and pro forma in-place adjusted EBITDA
Net income	$14,965	$83,549	$81,578	$102,878
Interest expense	16,217	17,148	65,398	67,937
Income tax expense	42	258	145	353
Real estate-related depreciation and amortization	36,346	36,653	147,833	138,193
Other depreciation and amortization	622	513	2,811	1,837
Impairment losses on real estate	—	—	—	1,530
Gain on sales of real estate	(25,879)	(30,204)	(65,590)	(30,209)
Gain on sale of investment in unconsolidated real estate joint venture	—	(29,416)	—	(29,416)
Adjustments from unconsolidated real estate JVs	763	1,306	2,930	5,120
EBITDAre	43,076	79,807	235,105	258,223
Loss on early extinguishment of debt	41,073	4,069	100,626	7,306
Loss on interest rate derivatives	—	—	—	53,196
Net gain on other investments	—	(1,218)	(63)	(966)
Credit loss recoveries	(88)	(772)	(1,128)	(933)
Business development expenses	628	412	2,233	2,042
Demolition costs on redevelopment and nonrecurring improvements	(8)	—	423	63
Adjusted EBITDA	84,681	82,298	$337,196	$318,931
Pro forma net operating income adjustment for property changes within period	—	1,459
Change in collectability of deferred rental revenue	—	678
Other	1,578	—
In-place adjusted EBITDA	86,259	84,435
Pro forma NOI adjustment for sale of Wholesale Data Center	(3,074)	N/A
Pro forma in-place adjusted EBITDA	$83,185	$84,435

Reconciliation of interest expense to the denominators for fixed charge coverage-Adjusted EBITDA
Interest expense	$16,217	$17,148	$65,398	$67,937
Less: Amortization of deferred financing costs	(640)	(664)	(2,980)	(2,539)
Less: Amortization of net debt discounts, net of amounts capitalized	(615)	(504)	(2,244)	(1,733)
Less: Loss on interest rate derivatives included in interest expense	(221)	—	(221)	—
COPT’s share of interest expense of unconsolidated real estate JVs, excluding deferred financing costs	237	422	943	1,749
Scheduled principal amortization	950	1,048	3,860	4,125
Capitalized interest	1,192	2,620	6,467	12,060
Preferred unit distributions	—	69	—	300
Denominator for fixed charge coverage-Adjusted EBITDA	$17,120	$20,139	$71,223	$81,899

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2021	2020	2021	2020
Reconciliations of tenant improvements and incentives, building improvements and leasing costs for operating properties to replacement capital expenditures
Tenant improvements and incentives	$19,724	$9,165	$43,820	$36,342
Building improvements	17,778	7,523	35,970	34,060
Leasing costs	5,863	1,514	12,736	8,432
Net (exclusions from) additions to tenant improvements and incentives	(5,093)	(370)	(4,704)	1,042
Excluded building improvements and leasing costs	(5,955)	(3,859)	(16,849)	(18,932)
Replacement capital expenditures	$32,317	$13,973	$70,973	$60,944

Same Properties cash NOI	$76,866	$76,515	$304,178	$300,539
Straight line rent adjustments and lease incentive amortization	(2,604)	(1,416)	(6,534)	(2,998)
Amortization of acquired above- and below-market rents	100	99	396	390
Amortization of intangibles and other assets to property operating expenses	—	—	—	(69)
Lease termination fees, net	(893)	141	2,416	834
Tenant funded landlord assets and lease incentives	187	249	997	939
Cash NOI adjustments in unconsolidated real estate JV	35	45	154	195
Same Properties NOI	$73,691	$75,633	$301,607	$299,830

	December 31, 2021	December 31, 2020
Reconciliation of total assets to adjusted book
Total assets	$4,262,452	$4,077,023
Accumulated depreciation	1,152,523	1,052,007
Accumulated depreciation included in assets held for sale	82,385	72,246
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs	215,925	212,700
Accumulated amortization of intangibles on property acquisitions and deferred leasing costs included in assets held for sale	4,547	4,424
COPT’s share of liabilities of unconsolidated real estate JVs	27,312	26,710
COPT’s share of accumulated depreciation and amortization of unconsolidated real estate JVs	3,744	1,489
Less: Property - operating lease liabilities	(29,342)	(30,746)
Less: Property - finance lease liabilities	—	(28)
Less: Cash and cash equivalents	(13,262)	(18,369)
Less: COPT’s share of cash of unconsolidated real estate JVs	(434)	(152)
Adjusted book	$5,705,850	$5,397,304

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands)

	December 31, 2021	December 31, 2020
Reconciliation of debt to net debt, net debt adjusted for fully-leased development and pro forma net debt adjusted for fully-leased development
Debt, per balance sheet	$2,272,304	$2,086,918
Net discounts and deferred financing costs	25,982	14,547
COPT’s share of unconsolidated JV gross debt	26,250	26,250
Gross debt	$2,324,536	$2,127,715
Less: Cash and cash equivalents	(13,262)	(18,369)
Less: COPT’s share of cash of unconsolidated real estate JVs	(434)	(152)
Net debt	$2,310,840	$2,109,194
Costs incurred on fully-leased development properties	(162,884)	(114,532)
Net debt adjusted for fully-leased development	$2,147,956	$1,994,662

Net debt	$2,310,840	$2,109,194
Debt pay down from Wholesale Data Center sale proceeds	(216,000)	N/A
Pro forma net debt	$2,094,840	$2,109,194
Costs incurred on fully-leased development properties	(162,884)	(114,532)
Pro forma net debt adjusted for fully-leased development	$1,931,956	$1,994,662
x